                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act Of 1934

                           (Amendment No.           )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[  ] Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                             United Rentals, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and show how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

$
--------------------------------------------------------------------------------

(5) Total fee paid:

$
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

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(4) Date filed:

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


                        [LOGO OF UNITED RENTALS, INC.]


                             UNITED RENTALS, INC.
                          Four Greenwich Office Park
                         Greenwich, Connecticut 06830

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

TO OUR STOCKHOLDERS:

  Notice is hereby given that a special meeting of stockholders of United Rentals, Inc. (the "Company"), will be held at the Company's offices at Four Greenwich Office Park, Greenwich, Connecticut 06830, on August 9, 1999, at 4:00 p.m. local time. At the meeting, you will be asked to approve:

  . the sale by the Company of 100,000 shares of its Series B Perpetual Convertible Preferred Stock ("Series B Preferred") to Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively "Apollo"); and

  . an amendment to the Certificate of Designation relating to the Company's outstanding Series A Perpetual Convertible Preferred Stock ("Series A Preferred"), which will eliminate an inconsistency between the terms of the Series A Preferred (all outstanding shares of which are owned by Apollo) and the terms of the Series B Preferred to be sold to Apollo (as well as add an exception to the provision requiring that the conversion price be adjusted under certain circumstances).

  The meeting may be adjourned from time to time and at any reconvened meeting action with respect to the matter specified in this notice may be taken without further notice to stockholders except as may be required by our By-laws. Stockholders of record at the close of business on July 16, 1999 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments thereof.

                                          By Order of the Board of Directors,

                                          /s/ JOHN N. MILNE
                                          John N. Milne
                                          Corporate Secretary

July 22, 1999

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE.

                               Table of Contents

                                                                      Page
                                                                      ----
 General Information Concerning the Meeting.........................    1
 Information Concerning the Proposed Issuance of Series B
  Preferred.........................................................    4
 Terms of the Series B Preferred....................................    7
 Information Concerning the Charter Amendment Proposal..............   10
 Security Ownership of Certain Beneficial Owners and Management.....   12

                                List of Exhibits

 Exhibit A --Form of Amendment to Certificate of Designation For
             Series A Preferred
 Exhibit B --Form of Certificate of Designation for Series B
             Preferred
 Exhibit C --Form of Preferred Stock Purchase Agreement (including an amendment thereto) among United Rentals, Apollo
             Investment Fund IV, L.P. and Apollo Overseas Partners
             IV, L.P.
 Exhibit D --Form of Amended and Restated Registration Rights
             Agreement among United Rentals, Apollo Investment Fund
             IV, L.P. and Apollo Overseas Partners IV, L.P.

                             UNITED RENTALS, INC.
                          Four Greenwich Office Park
                         Greenwich, Connecticut 06830

                               ----------------

                                Proxy Statement

                      For Special Meeting of Stockholders

                               ----------------

                                                                  July 22, 1999

  The board of directors of United Rentals, Inc., a Delaware corporation (the "Company"), is soliciting proxies to be voted at a special meeting of the Company's stockholders that will be held on August 9, 1999, at 4:00 p.m. local time. This Proxy Statement provides information concerning our solicitation, the meeting and the proposals to be voted on at the meeting.

                  GENERAL INFORMATION CONCERNING THE MEETING

Purpose of the Meeting

  The purpose of the meeting is to obtain stockholder approval for the two proposals described below:

 Sale of Series B Preferred to Apollo

  The Company has entered into a Preferred Stock Purchase Agreement with Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, "Apollo"). This agreement provides for the Company to sell to Apollo 100,000 shares of a new series of preferred stock to be designated by the Company as its "Series B Perpetual Convertible Preferred Stock" ("Series B Preferred"). Stockholder approval for this transaction is required under the Rules of the New York Stock Exchange as described below. Accordingly, you will be asked at the meeting to approve this transaction (the "Share Issuance Proposal"). For additional information concerning this transaction and the Series B Preferred, see "Information Concerning the Proposed Issuance of Series B Preferred" and "Terms of the Series B Preferred." By approving the Share Issuance Proposal, you will also be approving the provisions of the purchase agreement described under "Terms of the Series B Preferred--Right to Exchange Series B Preferred for Different Series of Preferred Stock" and any issuance of shares to Apollo pursuant to such provision.

  Two directors of the Company, Leon D. Black and Michael S. Gross, are affiliated with Apollo (as described under "--Interest of Certain Directors in the Transaction"). Under the Rules of the New York Stock Exchange ("NYSE"), the Company must obtain stockholder approval before engaging in certain transactions with directors or their affiliates, including issuing to them any securities convertible into common stock of the Company ("Common Stock") in excess of 1% of the amount outstanding prior to the issuance. The Series B Preferred to be sold to Apollo will be convertible into an aggregate of 3,333,334 shares of Common Stock (subject to adjustment as described herein), which represents approximately 4.66% of the Common Stock outstanding as of the record date for the meeting. Consequently, the rules of the NYSE require that the Company obtain stockholder approval before issuing the Series B Preferred to Apollo.

 Amendment to Certificate of Designation for Series A Preferred

  In January 1999, the Company sold 300,000 shares of its Series A Perpetual Convertible Preferred Stock ("Series A Preferred") to Apollo. There is an inconsistency between the terms of the Series A Preferred and the terms of the Series B Preferred. In connection with the proposed sale of the Series B Preferred to Apollo, Apollo has agreed to an amendment of the Certificate of Designation for the Series A Preferred (the "Series A Designation") to eliminate this inconsistency (as well as to add an exception to the provision requiring that the conversion price be adjusted under certain circumstances). Stockholder approval of this amendment is required under Delaware law because the Series A Designation is part of the Company's Certificate of Incorporation. Accordingly, you will be asked at the meeting to approve this amendment (the "Charter Amendment Proposal"). For additional information concerning this amendment, see "Information Concerning the Charter Amendment Proposal."

Recommendation of the Board of Directors

  The board of directors of the Company recommends that the stockholders vote "for" approval of the Share Issuance Proposal and the Charter Amendment Proposal.

Interest of Certain Directors in the Transaction

  Apollo owns all the outstanding Series A Preferred issued by the Company. The holders of the Series A Preferred, voting separately as a single class, have the right to elect two directors of the Company. Pursuant to this right, Apollo has elected Leon D. Black and Michael S. Gross as directors of the Company. Messrs. Black and Gross are both principals in Apollo. As a result of their affiliation with Apollo, Messrs. Black and Gross have an interest in the proposed transaction with Apollo described herein.

Date, Time and Place of Meeting

  The meeting will be held at the Company's offices at Four Greenwich Office Park, Greenwich, Connecticut 06830, on August 9, 1999, at 4:00 p.m. local time.

Record Date

  The board has fixed the close of business on July 16, 1999 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting.

Shares Outstanding on Record Date

  On the Record Date, the Company had outstanding (i) 71,594,208 shares of Common Stock and (ii) 300,000 shares of Series A Preferred. Each share of Series A Preferred is convertible into Common Stock at a rate (subject to adjustment) of 40 shares of Common Stock for each share of Series A Preferred. On the Record Date, the outstanding shares of Series A Preferred were convertible into an aggregate of 12,000,000 shares of Common Stock.

Quorum

  The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote thereat will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present.

Right to Vote

  The holders of the Common Stock and the holders of the Series A Preferred will have the right to vote together, as a single class, on the Share Issuance Proposal and the Charter Amendment Proposal. With respect to these proposals,
(1) each holder of record of Common Stock as of the Record Date will be entitled to one vote for each share held and (2) each holder of record of Series A Preferred as of the Record Date will be entitled to 40 votes for each share of Series A Preferred held (representing the number of shares of Common Stock issuable upon conversion of a single share of Series A Preferred).

  In addition, the holders of the Series A Preferred, voting separately as a single class, will have the right to vote on the Charter Amendment Proposal.

Required Vote

 The Share Issuance Proposal

  Under the rules of the NYSE, the Share Issuance Proposal will be considered approved if (1) it is approved by a majority of the votes cast on the proposal and (2) the total votes cast on the proposal represent over 50% of the shares of the Company entitled to vote on the proposal. (For purposes of the foregoing, each share of Series A Preferred will be treated as the equivalent of 40 shares). Abstentions will have the same effect as a vote against approving the Share Issuance Proposal.

 The Charter Amendment Proposal

  The Charter Amendment Proposal will be considered approved if it is approved by:

  . the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon (with each share of Series A Preferred being treated as the equivalent of 40 shares of Common Stock); and

  . the affirmative vote of a majority of the outstanding shares of Series A Preferred.

Abstentions will have the same effect as a vote against the Charter Amendment Proposal.

Voting Agreements

  Certain officers and directors of the Company (Bradley Jacobs, Wayland Hicks, John Milne, William Berry, Michael Nolan, John McKinney, Robert Miner and Richard Colburn) have delivered to Apollo irrevocable proxies authorizing Apollo to vote the shares of Common Stock owned by these officers and directors in favor of the proposals described herein. These officers and directors beneficially own an aggregate of 28,987,096 shares of the Company's outstanding Common Stock. Such shares, together with the shares of Series A Preferred held by Apollo, represent approximately 49% of the total number of votes entitled to be cast at the meeting.

Voting and Revocation of Proxies

  All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. If you execute and return a proxy and do not specify otherwise, the shares represented by such proxy will be voted (1) "for" approval of the proposals described herein and (2) in the discretion of the proxy holder with respect to any other matter which may properly come before the meeting, including any adjournment or postponement thereof.

  If you execute and return a proxy, you may revoke it at any time before it is voted at the meeting by (1) giving written notice to the Company of such revocation, (2) voting in person at the meeting or (3) executing and delivering to the Company a later-dated proxy. Written revocations and later-dated proxies should be sent to United Rentals, Inc., Four Greenwich Office Park, Greenwich, Connecticut 06830, Attention: Michael J. Nolan, Chief Financial Officer.

Solicitation of Proxies

  The accompanying proxy is solicited by the Company's board of directors for use at the meeting or any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the attached notice of meeting. This Proxy Statement and accompanying proxy were first sent to stockholders on or about July 23, 1999.

  The Company is soliciting proxies by mail. In addition, directors and officers of the Company may solicit proxies by personal interview, telephone, telegram or otherwise.

  The Company will pay all costs and expenses incurred in connection with the printing and filing of this Proxy Statement and the solicitation of proxies. The Company will also reimburse brokerage firms, fiduciaries, nominees and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares of Common Stock held in their names.

      INFORMATION CONCERNING THE PROPOSED ISSUANCE OF SERIES B PREFERRED

  Set forth below is certain information concerning the proposed issuance by the Company of Series B Preferred. This information is not complete and is qualified in its entirety by reference to the agreements relating thereto, copies of which are attached as exhibits hereto.

General

  The Company proposes to create a new series of preferred stock to be designated as "Series B Perpetual Convertible Preferred Stock." The Series B Preferred will be divided into two classes to be designated as Class B-1 Perpetual Convertible Preferred Stock ("B-1 Preferred") and Class B-2 Perpetual Convertible Preferred Stock ("B-2 Preferred"). The terms of the B-1 Preferred and the B-2 Preferred are substantially the same, except that the B-2 Preferred does not have voting rights. See "Terms of the Series B Preferred."

  The Company has entered into the following two agreements relating to the sale of Series B Preferred:

  . Agreement with Apollo. The Company has entered into a Preferred Stock Purchase Agreement with Apollo (the "Apollo Purchase Agreement"). This agreement provides for the Company to sell to Apollo 100,000 shares of B-1 Preferred (the "Apollo Transaction"). A copy of this agreement is attached as exhibit C hereto.

  . Agreement with Chase. The Company has entered into a Preferred Stock Purchase Agreement with Chase Equity Associates, L.P. (the "Chase Purchase Agreement"). This agreement provides for the Company to sell to Chase 5,252 shares of B-1 Preferred and 44,748 shares of B-2 Preferred (the "Chase Transaction").

  The Apollo Transaction requires stockholder approval because two directors of the Company are affiliated with Apollo. See "General Information Concerning the Meeting--Purpose of the Meeting." The Chase Transaction does not require stockholder approval. The two transactions are not conditioned one upon the other.

Reasons For Issuing the Series B Preferred

  The Company has agreed to sell the Series B Preferred in order to increase the funds available to it for future acquisitions, capital expenditures and general corporate purposes. See "--Use of Proceeds."

Use of Proceeds

  The Company estimates that it will receive net proceeds of approximately $96 million from the Apollo Transaction and $48 million from the Chase Transaction (in each case, after deducting estimated offering expenses payable by the Company). The Company expects to use such net proceeds to repay outstanding indebtedness under its revolving credit facility (the "Credit Facility"). The Company may reborrow amounts that it repays under the Credit Facility. Consequently, the repayment of indebtedness under the Credit Facility will give the Company additional flexibility to borrow funds under the Credit Facility for future acquisitions, capital expenditures and general corporate purposes.

  The Company is continually investigating and evaluating potential acquisition candidates and is currently a party to a number of non-binding letters of intent relating to possible future acquisitions. However, in view of the fact that these letters of intent are non-binding and that the Company has not completed its due diligence investigations with respect thereto, the Company cannot predict whether these letters of intent will lead to definitive agreements or whether any transaction contemplated by these letters of intent will be consummated. The Company at present is not party to any definitive agreements relating to future acquisitions.

Additional Information Concerning the Apollo Transaction

 Shares to be Sold

  The Company will sell to Apollo 100,000 shares of B-1 Preferred (50,000 to Apollo Investment Fund IV, L.P. and 50,000 to Apollo Overseas Partners IV, L.P.).

 Purchase Price

  Apollo has agreed to pay a purchase price of $1,000 per share for the B-1 Preferred ($100 million in the aggregate). However, the effective price will be $990 per share ($99 million in the aggregate) after taking into account the fee payable to Apollo as described below.

 Certain Payments to Apollo

  If the Apollo Transaction is completed, the Company will be required to make certain payments to, or on behalf of, Apollo as described below.

  Payment of Fee. The Company will be required to pay to Apollo a fee of $1 million.

  Payment of Certain Expenses. The Company will be required to pay 50% of the reasonable itemized expenses incurred by Apollo in connection with the Apollo Purchase Agreement and the Apollo Transaction (up to a maximum of $200,000).

 Closing Date

  Unless the parties agree otherwise, the closing of the Apollo Transaction will take place on the first to occur of the following dates (or, if later, the first business day following satisfaction of the closing conditions described below):

  . the 10th business day after the Company gives notice to Apollo that the Company's Debt to Total Capitalization Ratio (as defined below) first equals or exceeds 60%; and

  . the 10th business day after the Company gives notice to Apollo that the average closing price of the Company's Common Stock on the NYSE for the preceding 20 trading day was in excess of $30 per share (in calculating such average, the closing price for each day will be weighted based upon the volume of the Company's Common Stock traded on the NYSE on such day).

  If the dates referred to above do not occur prior to December 25, 1999, the closing will in all events take place on December 25, 1999 (subject to satisfaction of the closing conditions referred to below).

  For purposes of the foregoing, the Company's Debt to Total Capitalization Ratio is defined as the quotient (expressed as a percentage) of (A) the sum of the Company's and its subsidiaries' funded debt, consisting of notes, capital leases, debentures (other than those issued to subsidiaries) and bank debt, less cash and cash equivalents, divided by (B) the total capitalization (funded debt, preferred stock of a subsidiary trust and stockholders' equity, less cash and cash equivalents) of the Company and its subsidiaries, all as set forth on a month end consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

 Conditions to Closing

  The Apollo Purchase Agreement provides that the obligation of Apollo to purchase the B-1 Preferred is subject to a number of conditions, including among others that:

  . the stockholders of the Company shall have approved the transaction as contemplated by this Proxy Statement;

  . the representations and warranties of the Company contained in the Apollo Purchase Agreement shall be in all material respects correct when made and at the time of the closing;

  . the registration rights agreement between the Company and Apollo, in the form contemplated by the Apollo Purchase Agreement, shall have been entered into by the Company;

  . there shall not be pending (or to the knowledge of the Company threatened) any suit, action, investigation, inquiry or other proceeding which questions the validity or legality of the transactions contemplated by the Apollo Purchase Agreement, or seeks damages in connection therewith; and

  . the Company shall have paid to Apollo the fee described under "--Certain Payments to Apollo".

 Termination

  The Apollo Purchase Agreement may be terminated, whether before or after approval of the stockholders of the Company, as follows:

  .  by the mutual written consent of Apollo and the Company at any time; or

  . by Apollo or the Company if the closing is not consummated on or before February 15, 2000 (provided that this termination right will not be available to any party whose failure to perform any of its obligations results in the closing not being consummated by such time).

Additional Information Concerning the Chase Transaction

 Shares to be Sold

  The Company will sell to Chase 5,252 shares of B-1 Preferred and 44,748 shares of B-2 Preferred.

 Purchase Price

  Chase has agreed to pay a purchase price of $1,000 per share of Series B Preferred ($50 million in the aggregate). However, the effective price will be $990 per share ($49.5 million in the aggregate) after taking into account the fee payable to Chase as described below.

 Certain Payments to Chase

  If the Chase Transaction is completed, the Company will be required to make certain payments to, or on behalf of, Chase as described below:

  Payment of Fee. The Company will be required to pay to Chase a fee of $500,000.

  Payment of Certain Expenses. The Company will be required to pay 50% of the reasonably itemized expenses incurred by Chase in connection with the Chase Purchase Agreement and the Chase Transaction (up to a maximum of $100,000).

 Other Terms

  The other terms of the Chase Purchase Agreement (including those relating to the closing date, closing conditions and termination) are substantially the same as in the Apollo Purchase Agreement, except that the Chase Transaction is not subject to stockholder approval.

Certain Effects on Rights of Existing Common Stockholders

  The holders of B-1 Preferred will be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted to stockholders of the Company for a vote (with each share of B-1 Preferred being treated as 33 1/3 shares of Common Stock). Consequently, the issuance of the B-1 Preferred will dilute the voting rights of the existing holders of Common Stock. Although the holders of the B-2 Preferred will not have voting rights, the shares of B-2 Preferred may be exchanged for shares of B-1 Preferred. Consequently, the issuance of the B-2 Preferred also has the potential to dilute the voting rights of the existing holders of Common Stock.

  The B-1 Preferred and the B-2 Preferred will be convertible into shares of Common Stock. Consequently, the issuance of the Series B Preferred has the potential to dilute the ownership interest of the existing stockholders.

  For additional information concerning the voting and conversion rights of the Series B Preferred, see "Terms of the Series B Preferred."

                        TERMS OF THE SERIES B PREFERRED

  Set forth below is a summary of certain terms of the Series B Preferred, as well as certain rights relating to the B-1 Preferred provided for by the Apollo Purchase Agreement. This summary is not complete and is qualified in its entirety by reference to the Certificate of Designation for the Series B Preferred (the "Designation") attached as Exhibit B hereto and the other agreements attached as exhibits hereto.

  Except where otherwise indicated, (1) the terms set forth below apply to both the B-1 Preferred and B-2 Preferred and (2) each reference to the Series B Preferred includes both the B-1 Preferred and B-2 Preferred.

Ranking

  The Series B Preferred will (1) rank senior to the Common Stock with respect to distributions upon the liquidation, winding-up or dissolution of the Company and (2) rank the same as the Series A Preferred with respect to such distributions.

Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, the holders of Series B Preferred will be entitled to payment out of the assets of the Company available for distribution of an amount equal to $1,000 per share of Series B Preferred (the "Liquidation Preference"), plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on the Common Stock. After payment in full of the Liquidation Preference and such dividends, if any, to which holders of Series B Preferred are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company.

Dividends

  The Series B Preferred will not have a stated dividend. However, in the event that the Company declares or pays any dividends or other distributions upon the Common Stock, the Company must (subject to certain exceptions) also declare and pay to the holders of the Series B Preferred, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock, the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding shares of Series B Preferred been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

Conversion Rights

  Subject to possible adjustment as described below, each share of Series B Preferred is convertible into 33 1/3 shares of Common Stock (representing a conversion price of $30 per share of Common Stock based on the Liquidation Preference of $1,000 per share of Series B Preferred).

  The Designation provides that the conversion price is subject to specified adjustments upon the occurrence of any of the following events:

  . a distribution in the form of Common Stock is made on any class of capital stock of the Company (see subsection 3(d)(v) of the Designation); or

  . a person other than the Company or a subsidiary purchases in a tender offer not opposed by the Company more than 20% and less than 50% of the Company's outstanding Common Stock and the tender offer price is less than the conversion price in effect on the day the tender offer is concluded (see subsection 3(d)(vi) of the Designation); or

  . the Company issues certain rights, options or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock at a price that is less than the then current market price for the Common Stock (see subsection 3(d)(vii) of the Designation); or

  . the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock (see subsection 3(d)(viii) of the Designation); or

  . the Company or any subsidiary makes a tender or exchange offer for any of the Common Stock and the consideration paid per share of Common Stock is greater than the market price for the Common Stock as of the trading day next succeeding the expiration of the offer (see subsection 3(d)(ix) of the Designation); or

  . the Company issues to an affiliate (subject to certain exceptions) Common Stock at a price per share that is less than the market price of the Common Stock on the date of such issuance.

Redemption or Automatic Conversion

  The Company has no obligation to redeem or repurchase the Series B Preferred, except as described below.

 Redemption or Automatic Conversion Relating to a Change of Control

  If a Change in Control (as defined in the Designation) with respect to the Company occurs (or the Company enters into a binding agreement relating thereto), the following provisions will apply:

  Transaction Not Accounted For as Pooling-of Interests. If the Change of Control is not in connection with an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, the Company must offer to purchase, within 10 business days after the Change of Control, all of the then outstanding shares of Series B Preferred at a purchase price per share, in cash, equal to the Liquidation Preference thereof plus an amount equal to 6.25% of the Liquidation Preference, compounded annually from the date of issuance of such share to the purchase date (the "Call Price").

  Transaction Accounted For as Pooling-of Interests. If the Change of Control is an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, then, upon the occurrence of the Change in Control, all of the then outstanding Series B Preferred Stock will be automatically converted into Common Stock having a market value equal to 109.5% of the Call Price, valued at the closing price of the Common Stock at the close of business on the business day prior to the date of the Change in Control.

 Redemption Relating to Certain Issuances of Securities

  If, after 2 1/2 years following the date of the issuance of the Series B Preferred, the Company issues for cash Common Stock or a series of preferred stock convertible into Common Stock, in either a public offering or a bona fide private financing, for a price for the Common Stock (including any amount payable upon conversion of preferred stock) below the conversion price then in effect for the Series B Preferred (each such offering being referred to as a "Reduced Price Offering"), then the Company will be required to make an offer to purchase the outstanding shares of Series B Preferred as follows:

  If Offer to Purchase Series A Preferred is Not Required. If the Reduced Price Offering is at a price that is not below the conversion price of the Series A Preferred of $25, subject to adjustment (i.e., it does not also trigger an obligation to offer to repurchase Series A Preferred), then the Company will be required to offer to apply towards the purchase of Series B Preferred at the Call Price an amount equal to 40% of the Specified Amount (as hereinafter defined) with respect to such offering. The "Specified Amount" with respect to any Reduced Price Offering shall equal the amount by which the net cash proceeds from such Reduced Price Offering and for all other Reduced Price Offerings consummated during the preceding 12 months (but excluding any Reduced Price Offerings prior to December 31, 2001) exceeds an aggregate of $50 million, less a credit for all amounts theretofore paid to the holders of the Series A Preferred and the Series B Preferred for such purchases during such 12-month period.

  If Offer to Purchase Series A Preferred Stock is Also Required. If the Reduced Price Offering is at a price that is below the conversion price of the Series A Preferred of $25, subject to adjustment (i.e., it also triggers an obligation to offer to purchase Series A Preferred), then the Company will be required to offer to apply the Call Percentage (as defined below) of the Specified Amount towards the purchase of both Series B Preferred and Series A Preferred. In such event, the Specified Amount shall be allocated to the purchase of Series B Preferred and Series A Preferred in proportion to the aggregate liquidation amount of each such series of preferred stock (provided that, if the aggregate liquidation amount of the Series B Preferred is in excess of $500 million, such excess shall be ignored in calculating such proportion). Any such purchase of Series B Preferred will be at the Call Price and any purchase of Series A preferred will be at the price specified in the certificate of designation for the Series A Preferred.

  For purposes of the preceding paragraph, the "Call Percentage" will be a function of the aggregate liquidation amount of the Series A Preferred and Series B Preferred as set forth in following table:

      Aggregate
      Liquidation                                                        Call
      Amount                                                          Percentage
      -----------                                                     ----------
      up to and including $500 million...............................     40%
      more than $500 million to and including $550 million...........     43%
      more than $550 million to and including $600 million...........     46%
      more than $600 million to and including $650 million...........     50%
      more than $650 million to and including $700 million...........     53%
      more than $700 million to and including $750 million...........     56%
      more than $750 million.........................................     60%

Voting

 General Voting Rights

  B-1 Preferred. Except as otherwise required by applicable law, the holders of B-1 Preferred are entitled to vote together with the holders of the Common Stock as a single class on all matters submitted to stockholders of the Company for a vote. Each share of B-1 Preferred is entitled to one vote for each share of Common Stock issuable upon conversion of such share of B-1 Preferred.

  B-2 Preferred. Except as provided below under "--Class Voting Rights," the holders of the B-2 Preferred are not entitled to vote on any matter to be voted on by stockholders of the Company.

 Class Voting Rights

  The Company may not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred then outstanding voting or consenting as the case may be, as a separate class, take certain actions specified in the Designation, including, among others, the declaration or payment of an Extraordinary Dividend (as defined in the Designation).

Right to Exchange Between Classes of Series B Preferred

  Subject to certain limitations set forth in the Designation, certain holders of shares of B-2 Preferred shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of B-2 Preferred held by such holder into the same number of shares of B-1 Preferred and vice versa.

Right to Exchange Series B Preferred For Different Series of Preferred Stock

  Under the terms of the Apollo Purchase Agreement, if the Company agrees, on or before December 15, 1999, to issue to any person or persons more than $50 million aggregate liquidation preference of a series of convertible preferred stock (other than (a) in connection with the acquisition of a business or the acquisition of assets to be used in its business or (b) in a bona fide underwritten public offering), then Apollo will be entitled at the closing of such issuance to exchange its shares of Series B Preferred for shares of the newly issued convertible preferred stock, with the Series B Preferred valued at its liquidation amount.

  The Chase Purchase Agreement grants a comparable right to Chase.

Registration Rights

  The Company will enter into a registration rights agreement with Apollo. A copy of this agreement is attached as Exhibit D hereto. This agreement will grant to the holders of the shares of Common Stock issuable upon conversion of the B-1 Preferred sold pursuant to the Apollo Purchase Agreement certain rights to require the Company to register such shares of Common Stock under the Securities Act of 1933. This agreement will also provide that, under certain circumstances, if Bradley Jacobs (the Chairman and Chief Executive Officer of the Company) sells any of his shares of Common Stock he must afford Apollo the opportunity to sell on the same terms and conditions a certain number of the shares of Common Stock owned by Apollo.

  The Company will also enter into a registration rights agreement with Chase. This agreement will grant the holders of the B-2 Preferred certain rights to have the Common Stock issuable upon conversion of the Series B Preferred registered under the Securities Act of 1933.

             INFORMATION CONCERNING THE CHARTER AMENDMENT PROPOSAL

  The Company proposes to amend the Series A Designation as described below. The form of the proposed amendment (the "Amendment") is attached as Exhibit A hereto.

 Amendment Relating to the Reduced Price Offerings

  Under the terms of the Series B Preferred Designation, if the Company makes an offering that constitutes a Reduced Price Offering under the terms of both the Series A Preferred and Series B Preferred, the Company is required to offer to apply a certain amount towards the purchase of both Series A Preferred and Series B

Preferred on a pro rata basis (as described under "Terms of the Series B Preferred--Redemption or Automatic Conversion--Redemption Relating to Certain Issuances of Securities"). This provision is inconsistent with the provision relating to Reduced Price Offerings contained in the Series A Designation. In order to eliminate this inconsistency, the Company proposes to amend the provisions of the Series A Designation pertaining to Reduced Price Offerings. The Amendment in effect makes the provisions of the Series A Designation relating to Reduced Price Offerings consistent with those set forth in the Series B Preferred Designation.

 Amendment Relating to Conversion Price Adjustment

  The Series A Designation provides that the conversion price for the Series A Preferred shall be adjusted in a specified manner if the Company issues to an affiliate (subject to certain exceptions) Common Stock at a price per share that is less than the market price of the Common Stock on the date of issuance. The Amendment provides that an adjustment is not required for any issuance upon the exercise of options or warrants or the conversion of convertible securities, if such options, warrants or convertible securities were issued for fair value at the time of their issuance.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

  The table below and the notes thereto set forth as of June 30, 1999 (unless otherwise indicated in the footnotes), certain information concerning the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Common Stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known to the Company to be the owner of more than 5% of the Common Stock.

                                             Number of Shares of     Percent of
                                                 Common Stock       Common Stock
Name and Address(1)                        Beneficially Owned(2)(3)   Owned(3)
-------------------                        ------------------------ ------------
Bradley S. Jacobs........................         20,117,006(4)         25.8%
Wayland R. Hicks.........................            517,155(5)           *
John N. Milne............................          2,392,857(6)          3.3%
William F. Berry.........................          1,632,606(7)          2.2%
Michael J. Nolan.........................          1,028,911(8)          1.4%
John S. McKinney.........................            819,544(9)          1.1%
Robert P. Miner..........................            441,904(10)          *
Leon D. Black............................             30,000(11)          *
Richard D. Colburn.......................         13,808,662(12)        19.3%
Ronald M. DeFeo..........................             73,000(13)          *
Michael S. Gross.........................             30,000(14)          *
Richard J. Heckmann......................             90,000(15)          *
Gerald Tsai, Jr..........................            690,001(16)          *
Christian M. Weyer.......................            102,000(17)          *
All executive officers and directors as a
 group
 (14 persons)............................         37,640,074(18)        45.5%
The Equitable Companies Incorporated.....          4,660,705(19)         6.5%
Apollo Investment Fund IV, L.P. and
 Apollo Overseas Partners IV L.P.........         12,000,000(20)        14.4%

--------
   *Less than 1%.
 (1) Unless otherwise indicated, the address is c/o the Company.
 (2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (3) In certain cases, includes securities owned by one or more entities controlled by the named holder.
 (4) Consists of 12,790,814 outstanding shares, 6,342,858 shares issuable upon the exercise of currently exercisable warrants and 983,334 shares issuable upon the exercise of currently exercisable options. Does not include 1,966,667 shares issuable upon exercise of options which are not currently exercisable. Mr. Jacobs has certain rights relating to the disposition of certain shares and warrants that were issued prior to the Company's initial public offering to certain officers and other employees as described under "--Certain Agreements Relating to Securities Issued Prior to the Company's IPO." By virtue of such rights, Mr. Jacobs is deemed to share beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of the shares owned by such persons. The shares that the table indicates are owned by Mr. Jacobs include the shares with respect to which Mr. Jacobs is deemed to share beneficial ownership as aforesaid. Excluding such shares, Mr. Jacobs is deemed the beneficial owner of an aggregate of 15,983,434 shares of Common Stock (composed of 10,000,100 outstanding shares, 5,000,000 shares issuable upon the exercise of currently exercisable warrants and 983,334 shares issuable upon the exercise of currently exercisable options).
 (5) Consists of 108,822 outstanding shares and 408,333 shares issuable upon the exercise of currently exercisable options. Does not include unissued shares that the Company is required to pay Mr. Hicks as part of his base salary pursuant to his employment agreement. Also does not include 816,667 shares issuable upon exercise of options which are not currently exercisable.
 (6) Consists of 1,428,571 outstanding shares, 714,286 shares issuable upon the exercise of currently exercisable warrants and 250,000 shares issuable upon the exercise of currently exercisable options. Does not include 500,000 shares issuable upon exercise of options which are not currently exercisable.
 (7) Consists of 97 outstanding shares and 1,632,509 shares issuable upon the exercise of currently exercisable options. Does not include 575,000 shares issuable upon exercise of options that are not currently exercisable.
 (8) Consists of 571,529 outstanding shares, 285,715 shares issuable upon the exercise of currently exercisable warrants and 171,667 shares issuable upon the exercise of currently exercisable options. Does not include 343,333 shares issuable upon exercise of options which are not currently exercisable.
 (9) Consists of 2,887 outstanding shares and 816,657 shares issuable upon the exercise of currently exercisable options. Does not include 337,500 shares issuable upon exercise of options that are not currently exercisable.
(10) Consists of 285,714 outstanding shares and 142,857 shares issuable upon the exercise of currently exercisable warrants and 13,333 shares issuable upon exercise of currently exercisable options. Does not include 66,667 shares issuable upon exercise of options which are not currently exercisable.
(11) Consists of 30,000 shares issuable upon exercise of currently exercisable options. Mr. Black disclaims beneficial ownership of certain shares as described in footnote 20.
(12) Consists of 13,798,662 outstanding shares and 10,000 shares issuable upon the exercise of currently exercisable options. These outstanding shares are owned by a corporation wholly owned by Mr. Colburn. Does not include 20,000 shares issuable upon exercise of options that are not currently exercisable. Mr. Colburn disclaims beneficial ownership of 290,000 shares held by the Colburn Foundation which are not reflected in this table.
(13) Consists of 3,000 outstanding shares and 70,000 shares issuable upon the exercise of currently exercisable options. Does not include 20,000 shares issuable upon exercise of options that are not currently exercisable.
(14) Consists of 30,000 shares issuable upon exercise of currently exercisable options. Mr. Gross disclaims beneficial ownership of certain shares as described in footnote 20.
(15) Consists of 20,000 outstanding shares and 70,000 shares issuable upon exercise of currently exercisable options. Does not include 20,000 shares issuable upon exercise of options that are not currently exercisable.
(16) Consists of 270,001 outstanding shares and 420,000 shares issuable upon exercise of currently exercisable options. Does not include 20,000 shares issuable upon exercise of options that are not currently exercisable.
(17) Consists of 72,000 outstanding shares and 30,000 shares issuable upon exercise of currently exercisable options.
(18) Consists of 26,561,383 outstanding shares, 6,242,858 shares issuable upon the exercise of currently exercisable warrants and 4,835,833 shares issuable upon the exercise of currently exercisable options. Does not include 4,685,834 shares issuable upon exercise of options which are not currently exercisable.
(19) The following information is as of December 31, 1998, and is based on information contained in a Schedule 13G filed by the indicated shareholder. Consists of shares beneficially owned by the following subsidiaries of The Equitable Companies Incorporated, each of which operates under independent management and makes independent decisions:
     4,337,130 shares beneficially owned by Alliance Capital Management L.P. (of which it is deemed to have shared power to vote or direct the vote with respect to 3,853,200 shares); 120,800 shares beneficially owned by a separate account of The Equitable Life

    Assurance Society of the United States; 46,011 shares beneficially owned by Wood Struthers & Winthrop Management Corporation; and 156,764 shares beneficially owned by Donaldson, Lufkin & Jenrette Securities Corporation (of which it is deemed to have shared power to dispose or to direct the disposition with respect to 155,802 shares). The address of the indicated stockholder is 1290 Avenue of the Americas, New York, New York 10104.
(20) Consists of shares issuable upon conversion of outstanding shares of the Company's Series A Preferred. Of the shares indicated, (i) 11,389,040 shares are owned by Apollo Investment Fund IV, L.P. ("AIFIV") and (ii) 610,960 shares are owned by Apollo Overseas Partners IV, L.P. ("Overseas IV"). Apollo Advisors IV, L.P. ("Advisors IV") is the general partner of AIFIV and the managing general partner of Overseas IV. Apollo Capital Management IV, L.P. ("Capital Management IV") is the general partner of Advisors IV. The directors and principal executive officers of Capital Management IV are Leon D. Black and John J. Hannan. Messrs. Black and Hannan are also limited partners of Advisors IV. Messrs. Black, Gross and Hannan disclaim beneficial ownership of the shares owned by AIFIV and Overseas IV. The address of both AIFIV and Overseas IV is c/o Apollo Advisors IV, L.P., Two Manhattanville Road, Purchase, New York 10577.

Securities to be Owned by Apollo and Chase After Issuance of the Series B Preferred

 Apollo

  Following the issuance of the Series B Preferred to Apollo as described in this Proxy Statement, Apollo will own 300,000 shares of Series A Preferred and 100,000 shares of Series B Preferred. These shares of preferred stock will be convertible into an aggregate of 15,333,334 shares of Common Stock (subject to adjustment), which represents 17.6% of the shares of Common Stock outstanding as of June 30, 1999 (on a pro forma basis giving effect to the conversion into Common Stock of the Series A Preferred and the Series B Preferred to be issued to Apollo).

 Chase

  Following the issuance of Series B Preferred to Chase as described in this Proxy Statement, Chase will own 50,000 shares of Series B Preferred. These shares of preferred stock will be convertible into an aggregate of 1,666,667 shares of Common Stock, which represents 2.3% of the shares of Common Stock outstanding as of June 30, 1999 (on a pro forma basis giving effect to the conversion into Common Stock of the Series B Preferred to be issued to Chase).

Certain Agreements Relating to Securities Issued Prior to the Company's IPO

  Prior to the Company's initial public offering, certain officers and other employees of the Company, among others, purchased Common Stock (and in certain cases warrants) from the Company in private placements. All shares of Common Stock and warrants purchased by the officers and other employees of the Company prior to the Company's initial public offering (and any shares of Common Stock acquired upon exercise of such warrants) are referred to as the "Private Placement Securities."

  Each holder of Private Placement Securities (other than Mr. Jacobs and Mr. Hicks) has entered into an agreement with the Company and Mr. Jacobs that provides that (1) if Mr. Jacobs sells any Private Placement Securities that he beneficially owns in a commercial, non-charitable transaction, then Mr. Jacobs is required to use his best efforts to sell (and has the right to sell subject to certain exceptions) on behalf of such holder a pro rata portion of such holder's Private Placement Securities at then prevailing prices, and (2) except for sales that may be required to be made as aforesaid, the holder shall not (without the prior written consent of the Company) sell or otherwise dispose of the Private Placement Securities owned by such holder (subject to certain exceptions for charitable gifts). The foregoing provisions of the agreements terminate, depending on the individual, in either September or October 2002.

                                                                      EXHIBIT A
                           CERTIFICATE OF AMENDMENT
                                    TO THE
                          CERTIFICATE OF DESIGNATIONS
                PERPETUAL CONVERTIBLE PREFERRED STOCK, SERIES A
                                      OF
                             UNITED RENTALS, INC.
                               ----------------
        Pursuant to Sections 151 and 242 of the General Corporation Law
                           of the State of Delaware
                               ----------------

  It is hereby certified that:

    FIRST: The name of the corporation (hereinafter called the "Corporation") is United Rentals, Inc.

    SECOND: The Certificate of Designations (the "Series A Certificate of Designations") of Perpetual Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), of the Corporation was filed with the Secretary of State of the State of Delaware on January 7, 1999.

    THIRD: The Board of Directors of the Corporation has duly adopted the following resolutions amending Series A Certificate of Designations, by
  unanimous consent dated as of      , 1999:

    RESOLVED, that the Series A Certificate of Designations be amended as follows:

      1. The parenthetical phrase in the first line of Section 3(xi) shall be amended and restated in its entirety as follows: "(other than (a) persons or entities who become Affiliates only as a result of such issuance, (b) directors, officers or employees of the Company under bona fide compensation or benefit arrangements or (c) upon the exercise of options or warrants or the conversion of convertible securities, issued for fair value at the time of any such issuance of options, warrants or covertible securities)";

      2. The following language shall be inserted in the first sentence of
    Section 5(ii) in lieu of the phrase "40%": "the Call Percentage (as hereinafter defined)"

      3. The following language shall be inserted immediately following the clause "for all amounts theretofore paid" in the first sentence of
    Section 5(ii): "to the holders of the Series A preferred Stock and the Series B Preferred Stock"

      4. The following language shall be inserted immediately following the first paragraph of Section 5(ii): "The term "Call Percentage" for any Reduced Price Offering (i) shall mean 40%, if the Series B Preferred Stock shall not be entitled to a portion of the cash proceeds of such Reduced Price Offering and (ii) for all other Reduced Price Offerings, shall be determined by reference to the following table, in which "Liquidation Amount" means the aggregate liquidation amount of all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding:

          Aggregate
          Liquidation                                                    Call
          Amount                                                      Percentage
          -----------                                                 ----------
      up to and including $500 million...............................     40%
      more than $500 to and including 550 million....................     43
      more than $550 to and including 600 million....................     46
      more than $600 to and including 650 million....................     50
      more than $650 to and including 700 million....................     53
      more than $700 to and including 750 million....................     56
      more than $750 million.........................................     60

      Notwithstanding the foregoing, in the event that the Series B Preferred Stock shall also be entitled to a portion of the net cash proceeds of a Reduced Price Offering, then the net cash proceeds of such Reduced Price Offering shall be applied towards the purchase pro rata, based on their respective liquidation amounts, between the Series A Preferred Stock and up to $500,000,000 liquidation amount of the Series B Preferred Stock, and no portion of such net cash proceeds shall be applied to Series B Preferred Stock in excess of such $500,000,000 liquidation amount."

      5. The following definition shall be added to Section 16: "Series B Preferred Stock" shall mean the Perpetual Convertible Preferred Stock, Series B, par value $.01 per share, of the Corporation.

    RESOLVED, except as expressly amended above, no changes to the Series A Certificate of Designations shall be made and all future references in any certificate, document or agreement shall be deemed to be a reference to the Series A Certificate of Designations, as amended hereby.

    FOURTH: The holders of the Series A Perpetual Convertible Preferred Stock have duly approved the foregoing resolutions by unanimous consent in lieu
  of meeting dated as of     , 1999.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be
executed this    day of      1999.

                                          UNITED RENTALS, INC.

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B


                           CERTIFICATE OF DESIGNATION

                                       OF

                             PERPETUAL CONVERTIBLE

                           PREFERRED STOCK, SERIES B

                                       OF

                              UNITED RENTALS, INC.

                            ________________________
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            ________________________

United Rentals, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on [Date], duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $.01 per share, with a liquidation preference of $1,000 per share (the "Liquidation Preference"), which shall be designated as Series B Perpetual Convertible Preferred Stock (the "Preferred Stock" or the "Series B Preferred Stock"), consisting of 500,000 shares, of which 450,000 shares are designated as Class B-1 Perpetual Convertible Preferred Stock (the "B-1 Preferred Stock") and 50,000 shares are designated as Class B-2 Perpetual Convertible Preferred Stock (the B-2 Preferred Stock"), having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

1.  Ranking.

The Preferred Stock shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of Common Stock of the Company and to each other class of capital stock or series of preferred stock established after June 28, 1999, by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) on a parity with the Series A Perpetual Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and any additional shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after June 28, 1999, by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after June 28, 1999, by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and/or distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). Notwithstanding the foregoing, a security shall not be deemed to be a "Senior Security" solely because such security has a stated dividend or interest coupon. The B-1 Preferred Stock shall rank on a parity with the B-2 Preferred Stock with respect to distributions upon the liquidation, winding-up and dissolution of the Company.

2.  Participating Dividends.

In the event that the Company declares or pays any dividends or other distributions upon the Common Stock, (whether payable in cash, securities or other property) other than (i) dividends and distributions referred to in paragraph 3(d)(v), (ii) rights, options or warrants referred to in paragraph 3(d)(vii) and (iii) tender or exchange offers referred to in paragraph 3(d)(ix), the Company shall also declare and pay to the holders of the Preferred Stock at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock (and with the same record date), the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

3.  Conversion Rights.

(a)  Conversion of B-1 Preferred Stock into B-2 Preferred Stock.

Subject to and in compliance with the applicable provisions of this Section 3, any Regulated Stockholder shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of B-1 Preferred Stock held by such Regulated Stockholder into the same number of fully paid and nonassessable shares of B-2 Preferred Stock.

In addition, if at any time any Regulated Stockholder owns more than 4.99% of the then outstanding B-1 Preferred Stock (or such other maximum percentage ownership of voting securities permitted under Regulation Y) (such amount of shares in excess of such percentage being the "Excess Shares"), then, without the payment of any additional consideration or any other action by such Regulated Stockholder, the Excess Shares shall be automatically converted into the same number of fully paid and nonassessable shares of B-2 Preferred Stock. The Company shall notify any Regulated Stockholder that becomes the owner or more than 4.99% of the then outstanding B-1 Preferred Stock (or such other maximum percentage ownership of voting securities permitted under Regulation Y), within 15 days of the Company's having knowledge of such event. Such Regulated Stockholder shall surrender the certificates representing the Excess Shares thereafter promptly in accordance with the procedures in 3(d)(i). Failure to give such notice to the Regulated Stockholder shall in no way affect the automatic conversion of such shares of B-1 Preferred Stock into shares of B-2 Preferred Stock.

(b)  Conversion of B-2 Preferred Stock into B-1 Preferred Stock.

(i) Subject to and in compliance with the applicable provisions of this Section 3, any holder of shares of B-2 Preferred Stock shall be entitled, without the payment of any additional consideration, to convert at any time and from time to time any or all shares of B-2 Preferred Stock held by such holder into the same number of fully paid and nonassessable shares of B-1 Preferred Stock; provided, however, that any holder of B-2 Preferred Stock that is a Regulated Stockholder may only convert such amount of B-2 Preferred Stock such that after such conversion, such holder will own no more than 4.99% of the then outstanding B-1 Preferred Stock (or such other maximum percentage ownership of voting securities permitted under Regulation Y).

(ii) Subject to and in compliance with the applicable provisions of this Section 3, upon the transfer of any B-2 Preferred Stock to any transferee, pursuant to or in conjunction with a Conversion Event, such transferred shares of B-2 Preferred Stock shall be automatically converted into the same number of fully paid and nonassessable shares of B-1 Preferred Stock, without any further action on the part of the transferor or the transferee. Certificates representing such transferred shares of B-2 Preferred Stock shall be surrendered in accordance with the procedures in 3(d)(i), and the transferee shall be issued certificates representing shares of B-1 Preferred Stock.

(c)  Optional Conversion of Preferred Stock into Common Stock.

A holder of shares of Preferred Stock may convert such shares into Common Stock at any time, unless previously redeemed, at the option of the holder thereof. For the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date (as defined in subparagraph (d)(i) below) to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

(d)  Mechanics; Transfer Tax; Conversion Price

(i) To convert Preferred Stock (other than Preferred Stock which is automatically converted pursuant to paragraphs 3(a) and 3(b)(ii)), a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or Transfer Agent for the Preferred Stock, (B) notify the Company at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock or Preferred Stock, as the case may be, to be issued, and (D) pay any transfer or similar tax if required by clause (iii) below. In the event that a holder fails to notify the Company of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Company shall deliver a certificate for the number of full shares of Common Stock or Preferred Stock, as the case may be, issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Preferred Stock or for dividends on any Common Stock issued upon such conversion. The holder of record of a share of Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Preferred Stock in accordance with paragraph 2 hereof will be entitled to receive such dividends with respect to such share of Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preferences of all shares of Preferred Stock converted.

(ii) The Company shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Company shall pay a cash adjustment based upon the closing price of the Common Stock on the principal securities exchange on which the Common Stock is then listed on the Business Day prior to the Conversion Date.

(iii) If a holder converts shares of Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

(iv) The Company has reserved and shall continue to reserve (A) out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion, in full, of the Preferred Stock to Common Stock, and (B) out of its authorized but unissued Preferred Stock or its Preferred Stock held in treasury enough shares of Class B-1 Preferred Stock and Class B-2 Preferred Stock to permit the conversion, in full, of the Preferred Stock held by Regulated Stockholders. All shares of Common Stock or Preferred Stock, as the case may be, that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock or Preferred Stock, as the case may be, upon conversion of Preferred Stock and shall endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock or Preferred Stock, as the case may be, is listed.

(v) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 3(d)(v), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(vi) In case any person other than the Company or a subsidiary of the Company, purchases in a tender offer not opposed by the Company more than 20% but less than 50% of the Company's outstanding Common Stock, and such tender offer price is less than the Conversion Price in effect at the opening of business on the day the tender offer is concluded, then the Conversion Price shall be adjusted by multiplying it by a fraction, the numerator of which shall be one and the denominator of which shall be 1.0625 to the power of x, where x is the number of years (expressed to the nearest one hundredth) which have passed since the issuance of the Preferred Stock, but x shall not be greater than five.

(vii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days) to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 3(d)(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph 3 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall be made upon the issuance of such security. For purposes of this paragraph 3(d)(vii), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question. For the purposes of this paragraph 3(d)(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ix) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as t he case may be) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Con-version Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock out-standing (including any tendered or exchanged shares) on the Expiration Time multiplied by the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or ex-changed and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the current market price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. For purposes of this paragraph 3(d)(ix), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question. For the purposes of this paragraph 3(d)(ix), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(x) In case the Company shall issue to one or more Affiliates (other than (a) persons or entities who become Affiliates only as a result of such issuance, (b) directors, officers or employees of the Company under bona fide compensation or benefit arrangements or (c) upon the exercise of options or warrants or the conversion of convertible securities, issued for fair value at the time of any such issuance of options, warrants or convertible securities) Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date of such issuance (the "Issue Date"), the Conversion Price in effect at the opening of business on the day following the Issue Date shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Issue Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Issue Date plus the number of shares of Common Stock so issued, such reduction to become effective immediately after the opening of business on the day following the Issue Date. For purposes of this paragraph 3(d)(x), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question. For the purposes of this paragraph 3(d)(x), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(xi) The reclassification or change of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 3(d)(viii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock, and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 3(D)(viii) above).

(xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

(xiii) For purposes of this paragraph 3, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 3(d)(xviii) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

(xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the Transfer Agent for the Preferred Stock, if any, a certificate from the Company's chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it. In the event of any dispute thereon, the opinion of the Company's independent public accountants, if accepted by the Board of Directors of the Company, shall be conclusive and binding on the holders of the Preferred Stock absent manifest error.

(xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount.

(xvii)  If:

          (A) the Company takes any action which would require an adjustment in the Conversion Price pursuant to paragraph 3(d)(ix) above;

          (B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

          (C) there is a dissolution or liquidation of the Company;

the Company shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 3(d)(xvii).

(xviii) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, then, except with respect to shares the Company shall become obligated to purchase upon due acceptance of an offer made by the Company pursuant to paragraph 5(i) or unless the Preferred Stock shall be automatically converted into Common Stock pursuant to paragraph 5(i), upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph 3(d)(xviii) applies, paragraphs 3(d)(v), 3(d)(viii) and 3(d)(xi) do not apply.

(xix) In any case in which this paragraph 3 shall require that an adjustment as a result of any event becomes effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

4.  Liquidation Preference.

          Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

5.   Redemptions.

(i) If a Change in Control has occurred or the Company enters into a binding agreement to effect a Change in Control, the Company shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date or anticipated date of consummation thereof to each holder of Preferred Stock, and the Company shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. In respect of an actual or proposed Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, the Company shall be obligated, by notice given at any time before the Change of Control or not more than 10 Business Days after the Change of Control, to offer to purchase within 10 Business Days after the Change of Control all of the then outstanding Preferred Stock tendered under this paragraph at a purchase price in cash per Share equal to the Liquidation Preference thereof plus an amount equal to 6.25% of the Liquidation Preference, compounded annually from the date of issuance to the purchase date (the "Call Price"). The Company shall in its Change of Control offer afford to the Holders of Preferred Stock at least five Business Days after the mailing or delivery of the Change of Control offer in which to accept such offer by written notice to the Company; the failure by any Holder to accept such offer shall be deemed a rejection of such offer. Upon the occurrence of a Change in Control that is an acquisition which is accounted for as a "pooling-of-interests" method of accounting under generally accepted accounting principles, all of the outstanding Preferred Stock on the date of the Change in Control will be automatically converted into Common Stock having a market value equal to 109.5% of the Call Price, valued at the closing price of business on the Business Day prior to the date of the Change in Control. The Company shall not consummate any such transaction until the Common Stock to be issued to the Preferred Stockholders has been registered under the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding anything to the contrary herein, offers by the Company under this paragraph 5 shall comply with all procedural and other requirements of federal and state securities laws then in effect, but no such provisions shall negate the obligation of the Company to purchase Shares under this paragraph 5 which are validly tendered and not withdrawn at the price set forth herein.

"Change in Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting capital stock of the Company ; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event in a transaction in which the outstanding voting capital stock of the Company is converted into or exchanged for cash, securities or other property, provided that following such transaction the holders of voting stock of the Company immediately prior to such transaction do not own more than 50% of the voting stock of the company surviving such transaction or to which such assets are transferred.

(ii) If, after 2-1/2 years following the date of issuance of the first class of Preferred Stock, the Company issues for cash common stock or a series of preferred stock convertible into Common Stock, in either a public offering (a "Public Offering") or a bona fide private financing (a "Private Offering"), for a price ("Sales Price") for the Common Stock (including any amount payable upon conversion of Preferred Stock) below the Conversion Price (each such offering being referred to herein as a "Reduced Price Offering"), then the Company shall be obligated to make an offer ("Purchase Offer") to apply towards the purchase of Preferred Stock at the Call Price the Call Percentage (as hereinafter defined) of the amount by which the net cash proceeds from any such Reduced Price Offering and for all other Reduced Price Offerings consummated during the preceding 12 months (but excluding any Reduced Price Offerings prior to December 31, 2001) exceeds an aggregate of $50 million, less a credit for all amounts theretofore paid to the holders of the Series A Preferred Stock and the Series B Preferred Stock for such purchases during such 12-month period.

     The term "Call Percentage" for any Reduced Price Offering (i) shall mean 40%, if the Series A Preferred Stock shall not be entitled to a portion of the cash proceeds of such Reduced Price Offering and (ii), for all other Reduced Price Offerings, shall be determined by reference to the following table, in which "Liquidation Amount" means the aggregate liquidation amount of all shares of Series A Preferred Sock and Series B Preferred Stock then outstanding:

Aggregate Liquidation Amount                                    Call Percentage

up to and including $500 million                                      40%
more than $500 to and including 550 million                           43
more than $550 to and including 600 million                           46
more than $600 to and including 650 million                           50
more than $650 to and including 700 million                           53
more than $700 to and including 750 million                           56
more than $750 million                                                60

          Notwithstanding the foregoing, in the event that the Series A Preferred Stock shall also be entitled to a portion of the net cash proceeds of a Reduced Price Offering, then the net cash proceeds of such Reduced Price Offering shall be applied towards the purchase pro rata, based on their respective liquidation amounts, between the Series A Preferred Stock and up to $500,000,000 liquidation amount of the Series B Preferred Stock, and no portion of such net cash proceeds shall be applied to Series B Preferred Stock in excess of such $500,000,000 liquidation amount.

          Net cash proceeds shall be computed after deducting all discounts, underwriters' commissions and other reasonable expenses. The Purchase Offer in respect of any Reduced Price Offering shall be made by notice from the Company given at any time no earlier than ten Business Days before the Company has received such proceeds and no later than 10 days after the receipt of the net cash proceeds which require the making of such offer. The Purchase Offer shall be an offer by the Company to purchase on a date no later than 10 Business Days after the receipt of the net cash proceeds which require the making of such offer Shares tendered by holders of Preferred Stock at a price equal to the Call Price. If Shares are validly tendered with an aggregate purchase price in excess of the amount of proceeds the Company is required to apply to such purchase, the Shares shall be purchased on a pro rata basis. Holders shall have no less than five Business Days from the date of receipt of the notice to accept such offer by notice to the Company; the failure to accept such offer shall be deemed a rejection thereof. Notwithstanding the foregoing, the issuance of shares to employees under bona fide customary compensation or benefit arrangements to directors, officers or employees of the Company shall not constitute a Reduced Price Offering.

          If the Company shall file a registration statement containing a preliminary prospectus under the Securities Act with respect to a Reduced Price Offering, then the Company shall not mail or deliver a Purchase Offer in respect thereof prior to the tenth Business Day next preceding the date (the "Filing Date") of such filing, and the closing price of the Common Stock on the third Business Day next preceding the Filing Date on the principal securities exchange on which the Common Stock is then listed shall be deemed to be the Sales Price for such Reduced Price Offering. In such event, notwithstanding the provisions of the prior paragraph, the Purchase Offer must be accepted by the holders of Preferred Stock no later than the second Business Day prior to the Filing Date, provided that Holders shall in all events have no less than three Business Days from the date of receipt of the notice to accept such offer.

(iii) The Company shall not redeem, purchase, acquire or take any other action affecting outstanding shares of any B-1 Preferred Stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 24.99% (or such other maximum percentage of equity ownership permitted under Regulation Y) of the total equity of the Company or more than 24.99% (or such other maximum percentage of capital stock and subordinated debt ownership permitted under Regulation Y) of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated Stockholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities), unless the Company allows such Regulated Stockholder to sell to the Company, and the Company shall repurchase from such Regulated Stockholder, that minimum number or amount of Securities which would result in such Regulated Stockholder holding less than 24.99% (or such other maximum percentage of equity ownership permitted under Regulation Y) of the total equity of the Company and less than 24.99% (or such other maximum percentage of capital stock and subordinated debt ownership permitted under Regulation Y) of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated Stockholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities) after giving effect to such purchase, at a purchase price equal to the liquidation value of such Securities to be so purchased payable in cash at the closing of such purchase.

6.   Voting Rights.

(i) The holders of Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Company's bylaws and the Delaware General Corporation Law (the "DGCL"), and except as otherwise required by applicable law, the holders of the B-1 Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the Common Stock as a single class, with each share of Common Stock entitled to one vote per share and each share of B-1 Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the B-1 Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote. Except as otherwise provided below, the holders of the B-2 Preferred Stock shall not be entitled to vote on any matter to be voted on by the stockholders of the Company, including any vote to elect directors of the Company.

(ii) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of B-1 Preferred Stock and B-2 Preferred Stock then outstanding voting or consenting, as the case may be, as one class:

        (a) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

        (b) authorize, create (by way of reclassification or otherwise) or issue any class of capital stock or series of preferred stock, or any obligation or security convertible or exchangeable into or evidencing the right to purchase shares of any class of capital or series of preferred stock, that must be redeemed or may be redeemed at the option of the holder thereof, in whole or from time to time in part, prior to December 31, 2013;

        (c) amend or otherwise alter this Certificate of Designation or the Certificate of Incorporation in any manner that under the Delaware General Corporation Law requires the prior vote as a separate class of the holders of Preferred Stock;

        (d) take any action which detracts from the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations, and restrictions of the Preferred Stock;

        (e) authorize the issuance of any shares of Series B Perpetual Convertible Preferred Stock in excess of the 500,000 shares originally authorized; waive compliance with any provision of this Certificate of Designation; or

        (g)  declare, pay or make any Extraordinary Dividend.

(iii) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Preferred Stock held by a non-consenting holder):

        (a) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose holders must consent to an amendment, supplement or waiver;

        (b) reduce the Liquidation Preference or alter the provisions with respect to the redemption of the Preferred Stock;

        (c) alter in any manner the conversion rights of the holders of Preferred Stock set forth in paragraph 3 hereof;

        (d) reduce the rate of or change the time for payment of dividends on any share of Preferred Stock;

        (e) waive the consequences of any failure to pay dividends on the Preferred Stock;

        (f) make any share of Preferred Stock payable in any form other than that stated in this Certificate of Designation;

(g) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Preferred Stock to receive the Liquidation Preference and dividends on the Preferred Stock;

        (h) waive a redemption payment with respect to any share of Preferred Stock; or

        (i)  make any change in the foregoing amendment and waiver provisions.

(iv) The Company in its sole discretion may without the vote or consent of any holders of the Preferred Stock amend or supplement this Certificate of
Designation:

        (a) to cure any ambiguity, defect or inconsistency in any manner that does not adversely affect the holders of Preferred Stock;

        (b) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock; or

        (c) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the rights under this Certificate of Designation of any such holder.

7. Certain Transactions.

          The Company shall not enter into any transaction that would give rise to the redemption rights set forth in paragraph 5 hereof, unless the execution, delivery and performance of the agreements relating to such transaction, and compliance with paragraph 5 in connection therewith, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

8.  Merger, Consolidation and Sale of Assets.

          Except for transactions which pursuant to paragraph 5 would result in the automatic conversion of the Preferred Stock into Common Stock, without the vote or consent of the holders of a majority of the then outstanding shares of Preferred Stock voting as a class, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless, if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designation.


9.  Reports.

          The Company will, within three Business Days after their filing with the Commission, deliver to the holders of the Preferred Stock all documents filed by it with the Commission pursuant to the Securities Act or the Exchange Act, including exhibits thereto. The Company will also deliver to such holders:
(a) promptly upon receipt thereof, copies of all final reports submitted to the Company or any of its subsidiaries by independent certified public accountants in connection with each annual, interim or (but only if the holders of the Preferred Stock are then entitled under this Certificate of Designation to elect as a class a member of the Company's Board of Directors) special audit of the books of the Company made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and (b) promptly upon their becoming avail-able, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders in their capacity as such or by any subsidiary of the Company to the Company's security holders.

10.  Amendment.

          This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Preferred Stock, voting separately as a class.

11.  Exclusion of Other Rights.

          Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

12.  Headings of Subdivisions.
          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.  Severability of Provisions.

          If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

14.  Re-issuance of Preferred Stock.

          Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

15.  Mutilated or Missing Preferred Stock Certificates.

          If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent (if other than the Company).

16.  Certain Definitions.

          As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company as presently constituted.

          "Conversion Event" shall mean (a) any public offering or public sale of securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Company to a person or group of persons (within the meaning of the Exchange Act), if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors (provided that such sale has been approved by the Company's Board of Directors or a committee thereof), (c) any sale of securities of the Company to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any B-2 Preferred Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (d) any sale of securities of the Company to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and, (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving Company's directors (provided that the transaction has been approved by the Company's Board of Directors or a committee thereof).

          "Conversion Price" shall initially mean $30.00 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Extraordinary Dividend" means (i) all dividends and other distributions made on, (whether payable in cash, securities or other property), optional redemptions of, and tender offers for, the capital stock of the Company (collectively, "Dividend Transactions") made within the preceding 12 months, the aggregate fair market value of which (when added to the amount of any repurchases of capital stock of the Company made during such 12-month period) exceeds 5% of the Company's market capitalization (being the product of the then-current market price per share of the Common Stock (determined as provided below) times the aggregate number of shares of Common Stock then outstanding) and (ii) repurchases of capital stock of the Company made within the preceding 12 months (but before the 15/th/ anniversary of the date of issuance of the Preferred Stock), the aggregate fair market value of which (when added to the amount of any Dividend Transactions made during such 12-month period) exceeds the following percentages of the Company's market capitalization: 5% during the first five years after the date of issuance of the Preferred Stock, 7.5% during the second five years after the date of issuance of the Preferred

Stock and 10% during the third five years after the date of issuance of the Preferred Stock. The current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the 20 consecutive Trading Days ending the day before the day in question.

          "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a Company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Regulated Stockholder" means Chase Equity Associates, L.P., its affiliates, and any other Person (i) that is subject to the provisions of Regulation Y, (ii) that holds equity Securities of the Company and (iii) has given written notice to the Company that such Person is a Regulated Stockholder.

          "Regulation Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

          "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

          "Trading Day" means any day on which the New York Stock Exchange or other applicable stock exchange or market is open for business.

          "Transfer Agent" shall be American Stock Transfer Company unless and until a successor is selected by the Company.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Bradley S. Jacobs, Chief Executive Officer of the Company and attested by John N. Milne, Secretary of the Company, this ______ __, 1999.


UNITED RENTALS,  INC.



By:
Name:  Bradley S. Jacobs
Title:  Chief Executive Officer



ATTEST:



By:
Name:  John N. Milne
Title:  Secretary

                                                                       EXHIBIT C





                             UNITED RENTALS, INC.



                SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK,
                                $.01 Par Value



                      PREFERRED STOCK PURCHASE AGREEMENT



June 28, 1999

                              United Rentals, Inc.
                          Four Greenwich Office Park,
                              Greenwich, CT 06830



                                  June 28, 1999


To the Purchasers' listed on the signature page

Dear Sirs:

          United Rentals, Inc., a Delaware corporation (the "Company"), agrees with the entities who are signing this Agreement as Purchasers (together, the "Purchasers") as follows:

1. Authorization of Stock. The Company will authorize the issue and sale of 100,000 shares (the "Shares", such term to include any such shares issued in substitution therefor pursuant to section 8) of its Series B Perpetual Convertible Preferred Stock, $.01 par value, to be designated as its "Series B Perpetual Convertible Preferred Stock" (the "Stock"). The relative rights, preferences and limitations of the Stock, including, without limitation, the right to convert Shares into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), will be as set forth in the form of the Certificate of Designation of the Stock of the Company attached as Exhibit A hereto (the "Certificate of Designation"). Certain capitalized terms used in this Agreement are defined in Section 9; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a "section" are, unless otherwise specified, to one of the sections of this Agreement.

2. Sale and Purchase of Stock. The Company will issue and sell to the Purchasers and, subject to the terms and conditions of this Agreement, the Purchasers will purchase from the Company, at the Closing provided for in section 3, the Shares at a purchase price of  $1,000 per share.

3. Closing; Payment of Purchase Price. The sale of the Shares to be purchased by the Purchasers shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 a.m., New York City time, at a closing (the "Closing") on the later of (a) the first Business Day after the conditions to closing set forth in

Section 4 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such condition) or (b) the first to occur of (i) the 181st day after the date of this Agreement, (ii) the 10th Business Day after the Company gives notice to Purchasers that the Company's Debt to Total Capitalization Ratio first equals or exceeds 0.6 , and (iii) the 10th Business Day after the Company gives notice to Purchasers that the volume-weighted average of the closing price of the Company's Common Stock on the New York Stock Exchange for the preceding 20 trading days shall have exceeded $30.00 per share, or on such other Business Day thereafter or prior to such date as may be agreed upon by the Company and the Purchasers. The Company's Debt to Total Capitalization Ratio shall mean an amount determined by dividing (A) the sum of the Company's and its subsidiaries' funded debt, consisting of notes, capital leases, debentures (other than those issued to subsidiaries) and bank debt, less cash and cash equivalents, by (B) the total capitalization (funded debt, preferred stock of a subsidiary trust and stockholders' equity, less cash and cash equivalents) of the Company and its subsidiaries, all as set forth on a month end consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

  The names in which the Company will register the shares of the Stock to be purchased at the Closing are as set forth in Exhibit 1. At the Closing, the Company will deliver to the Purchasers the Shares to be purchased by the Purchasers in the form of a single certificate (or such greater number of certificates representing such Shares as the Purchasers may request) dated the date of the Closing and registered in the names aforesaid, and the Purchasers jointly and severally shall deliver to the Company or its order immediately available funds in the amount of the purchase price for such Shares. If at the Closing the Company shall fail to tender to the Purchasers the Shares to be purchased by the Purchasers, as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Purchasers' reasonable satisfaction, the Purchasers shall, at their election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchasers may have by reason of such failure or such nonfulfillment. If at the Closing, Purchasers shall fail to tender to the Company the purchase price for the Shares, as provided above in this Section 3, other than on account of any of the conditions specified in section 4 not having been fulfilled to the Purchasers' satisfaction or on account of the breach by the Company of any of its obligations under this Agreement, the Company shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Company may have by reason of such failure.

4. Conditions to Closing. The Purchasers' obligation to purchase and pay for the Shares to be sold to the Purchasers at the Closing is subject to the fulfillment to their reasonable satisfaction, prior to or concurrently with the Closing, of the following conditions:

4.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be in all material respects correct when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated by this Agreement.

4.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

4.3. Compliance Certificates. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

4.4. Opinion of Counsel. The Purchasers shall have received the favorable opinions, dated the date of the Closing and reasonably satisfactory in substance and form to the Purchasers from Weil, Gotshal & Manges, counsel for the Company and , if necessary, local counsel for the Company, substantially in the form set forth in Exhibits B and C and covering such other matters incident to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

4.5. Certificate of Designation. The Certificate of Designation shall have been duly filed under the laws of the State of Delaware, and the Restated Certificate of Incorporation of the Company, as amended by the Certificate of Designation, shall be in full force and effect, and shall not have been otherwise amended or modified.

4.6. Registration Rights Agreement. The Purchasers shall have received a fully executed counterpart of the Registration Rights Agreement substantially in the form set out in Exhibit D (the "Registration Rights Agreement"), such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

4.7. No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or to the knowledge of the Company threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

4.8. Compliance with Securities Laws. The offering and sale by the Company, at or prior to the Closing, of the Shares pursuant to this Agreement shall have been made in compliance with all applicable requirements of federal and state securities laws and the Purchasers shall have received evidence thereof in form and substance reasonably satisfactory to the Purchasers.

4.9. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

4.10. Reservation of Common Stock. The shares of Common Stock initially issuable upon conversion of the Stock shall have been duly authorized and reserved for issuance upon conversion of the Stock.

4.11. Payment of Fees and Expenses. The Company shall have paid the Purchasers on or before the Closing (a) a fee equal to 1% of the purchase price of the Stock and (b) the costs and expenses provided for in Section 10 hereof, provided that the Purchasers shall have provided to the Company a statement of its estimated costs and expenses at least one Business Day prior to the Closing.

4.12. HSR Act. Any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to this Agreement and the transactions contemplated hereby shall have expired or been terminated.

4.13. Shareholder Approval. If required under the rules of the New York Stock Exchange, the shareholders of the Company shall have approved the transactions contemplated hereby.

4.14. Proxies. Within 30 days of the date of this agreement, the Company shall have delivered to the Purchasers irrevocable proxies from Bradley Jacobs, Richard Colburn, John Milne, Robert Miner, John McKinney, Wayland Hicks, Michael Nolan, and William Berry voting for ratification of this Agreement and the issuance of the Series B Preferred Stock to Purchaser in accordance with the terms hereof.

5. Representations and Warranties. Except as disclosed in Exhibit E, the Company represents and warrants that:

5.1. Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform all of its obligations under this Agreement and each of the Collateral Agreements to which it is a party, to issue and sell the Shares to be issued and sold at the Closing and to carry out the transactions contemplated hereby or thereby.

5.2. Subsidiaries. Exhibit E correctly lists as to each Subsidiary of the Company on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company or by another Subsidiary of the Company (specifying such other Subsidiary), as the case may be. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable, and all such shares indicated in Exhibit E as owned by the Company or by a Subsidiary of the Company are so owned beneficially and of record by the Company or by such Subsidiary, as the case may be, free and clear of any Lien except as indicated in Exhibit E.

5.3. Qualification. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a Material Adverse Effect. A "Material Adverse Effect" shall mean any effect that is materially adverse to the properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

5.4. Business; Financial Statements. The Company has delivered to the Purchasers complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and December 31, 1997, and the related audited supplemental consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996. Such audited financial statements are hereinafter referred to as the "Financial Statements." The Financial Statements are accompanied by the report of Ernst & Young LLP, which state that the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein) and present fairly the financial position of the corporations to which they relate as of the respective dates specified and the results of their operations and changes in financial position for the respective periods specified, and that the audit by such accountants of the Financial Statements has been made in accordance with generally accepted auditing standards. The Company has also delivered to the Purchasers complete and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1999, and the related unaudited consolidated statement of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the three month period ended on such date. Such unaudited financial statements are hereinafter referred to as the "Unaudited Statements." The Unaudited Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein) and present fairly the financial position of the Company and its Subsidiaries as of the respective dates specified, and the results of their operations and changes in cash flows for the respective periods specified. As of the date of this Agreement, the Purchasers are not aware that this representation is incorrect in any material respect.

5.5. Changes, etc. Since March 31, 1999, neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would be material to the Company and the Subsidiaries taken as a whole, otherwise than as reserved for as disclosed in the Company's financials statements; and there has not been any change in the capital stock of the Company or increase in the long-term debt (other than accretion or scheduled repayments thereof) of the Company and the Subsidiaries taken as a whole, or any material adverse change which has had a Material Adverse Effect, in each case otherwise than as set forth on Exhibit E.

5.6. Capital Stock and Related Matters. At the time of the Closing and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (a) 500,000,000 shares of Common Stock, of which approximately 71,500,000 shares will be outstanding, (b) 300,000 shares of Series A Perpetual Convertible Preferred Stock, of which 300,000 shares are outstanding, (c) 100,000 shares of Series B Perpetual Convertible Preferred Stock, of which 100,000 shares will be outstanding and (d) 4,600,000 shares of preferred stock, undesignated as to terms, none of which are outstanding. The Company is obligated to issue Common Stock on conversion of debentures held by United Rentals Trust I, a business trust organized under Delaware law. The Common Stock and the Stock are hereinafter collectively referred to as "Capital Stock". All of the outstanding shares of

Capital Stock are, and at the Closing will be, validly issued and outstanding, fully paid and non-assessable. Except as set forth above and on Exhibit E, the Company has no outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock of the Company. Except as set forth on Exhibit E, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence. Neither the Company nor any of its Subsidiaries is a party to, or has knowledge of, any agreement (except as set forth on Exhibit E) restricting the transfer of any shares of the Company's Capital Stock which would affect the transferability of the Common Stock issuable upon conversion of the Stock.

5.7. Tax Returns and Payments. The Company and each of the Subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon (except where the failure to so file or pay would not, singly or in the aggregate, have a Material Adverse Effect), and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of the Subsidiaries or any of their properties or assets that would result in a Material Adverse Effect, except for taxes that are being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with United States generally accepted accounting principles.

5.8. Indebtedness of the Company. Exhibit F correctly describes all secured and unsecured Indebtedness of the Company and its Subsidiaries (other than intercompany items) outstanding, or for which the Company or one of its Subsidiaries has commitments, which is individually in excess of $5,000,000 ("Significant Indebtedness") (excluding operating leases), on the date of this Agreement. The secured and unsecured Indebtedness of the Company and its Subsidiaries (other than intercompany items, and other than Significant Indebtedness) outstanding, or for which the Company or one of its Subsidiaries has commitments does not in the aggregate exceed $1,600,000,000 on the date of this agreement. Neither the Company nor any of its Subsidiaries is in default with respect to any Indebtedness or any instrument or agreement relating thereto, except for such defaults as would not, either in any case or in the aggregate, have a Material Adverse Effect.

5.9. Title to Properties; Liens. The Company and each of the Subsidiaries have good and marketable title to all real property (other than property which is leased) material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, and good and marketable title to all personal property (other than property which is leased) material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described on Exhibit E or such as do not in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries, material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are described on Exhibit E and except for such other exceptions as do not have a Material Adverse Effect.

5.10. Litigation, etc. There is no action, proceeding or investigation pending or (to the knowledge of the Company) threatened (or any basis therefor known to the Company) which questions the validity of this Agreement, the Shares or any action taken or to be taken pursuant to this Agreement, the Shares or the Collateral Agreements. Other than as set forth on Exhibit E, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject, which if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings which would in the aggregate have a Material Adverse Effect are threatened or contemplated by governmental authorities or threatened by others.

5.11. Compliance with Other Instruments, etc. Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which violation could reasonably be expected to have a Material Adverse Effect. The compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance by the Company of the Common Stock upon the conversion of the Shares, and the compliance with the terms of the Certificate of Designation will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (provided the consent of the Company's lending banks must be obtained before the Company makes an offer to purchase under Section 5 of the Certificate of Designation) or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or constitute a Repayment Event thereunder, nor will such actions result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties except in each case as would not, individually or in the aggregate have a Material Adverse Effect. Except as set forth on Exhibit E, the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby will not subject the Company to or accelerate any obligation to make payments to any Person.

5.12. Governmental Consents, etc. Except as required under the HSR Act, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement, the valid offer, issue, sale and delivery of the Shares pursuant to this Agreement or the valid issue and delivery of shares of Common Stock issuable upon conversion of the Stock. Except for (a) the requirements of the HSR Act and applicable state securities or blue sky laws, and (b) consents, approvals, filings or notices that will be given or made at or prior to the time of the Closing, neither the Company nor any of its Subsidiaries is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to the valid execution, delivery or performance of any of the Collateral Agreements or the consummation of the transactions contemplated thereby.

5.13. Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Stock or any similar securities of the Company to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers in such manner as would subject the offering, issuance or sale of any
of the Stock to the provisions of Section 5 of the Securities Act.   Neither the
Company nor any Person acting on behalf of the Company has taken or will take any action which would subject the offering, issuance or sale of any of the Stock to the provisions of Section 5 of the Securities Act.

5.14. Certain Fees. Except for the fee payable by the Company to Goldman Sachs & Co., the amount of which will be disclosed to the Purchasers in writing prior to the Closing, no broker's or finder's fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the Collateral Agreements, and the Company hereby indemnifies the Purchasers against and agrees that it will hold the Purchasers harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of the Company or any Person acting on behalf of or at the request of the Company or any agent of the Company in connection with any of the transactions contemplated by this Agreement and the Collateral Agreements, and from any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability.

5.15. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.16. Disclosure. None of this Agreement, the Financial Statements, the Annual Report on Form 10K for the year ended December 31, 1998, any document filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since the Annual Report on Form 10K for the year ended December 31, 1998, or the Unaudited Statements, contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

5.17. Enforceability. This Agreement and the Registration Rights Agreement have been duly authorized and when validly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.18. Integration. Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares, in a manner that would require the registration of the Securities under the Securities Act.

5.19. Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale of the Shares.

5.20. Acquired Companies. To the best knowledge of the Company, the representations and warranties made by each of the Acquired Companies (as defined in Section 9) and the selling stockholders in the respective agreements pursuant to which the Company or another Subsidiary acquired the Acquired Companies did not as of the respective dates thereof contain any inaccuracies that would, singly or in the aggregate, have a Material Adverse Effect.

5.21. Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

5.22. Government Licenses. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

5.23. Environmental Laws. Except as described on Exhibit E or except as would not, singly or in the aggregate, result in a Material Adverse Effect: (a) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) neither the Company nor any of the Subsidiaries is lacking any permits, authorizations and approvals required under any applicable Environmental Laws or are in violation of the requirements of such Environmental Laws, (c) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (d) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

5.24. Insurance. Neither the Company nor any Subsidiary has received notice from any insurer providing insurance coverage for the Company and the Subsidiaries or agent of such insurer that capital improvements or other expenditures will have to be made in order to continue present insurance coverage, except such as could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

5.25. Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. Any exceptions to this representation would not render the representation in Section 5.4 incorrect in any material respect or have a Material Adverse Effect.

5.26. ERISA. Neither the Company nor any of the Subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. If any plan subject to ERISA is adopted, the execution and delivery of this Agreement and the sale of the Securities will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

5.27. Year 2000 Compliance. With such exceptions as would not have a Material Adverse Effect, the Company has been advised by its vendors (and has no reason to believe that such advice is not correct) that as of the date of this Agreement, all Date Data and Date-Sensitive Systems used by the Company and its Subsidiaries are Year 2000 Compliant. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that uses or processes any Date Data and that is installed, in development or on order by the Company or any of its subsidiaries for their internal use or for the use of third parties, or which the Company or any of its subsidiaries sell, lease, license, assign or
otherwise provide to any third party.   "Year 2000 Compliant" means (i) with
respect to Date Data, that such data is in proper format and accurate for all dates, including for those before, on and after December 31, 1999 and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for dates before, on and after December 31, 1999, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

6. Investment Representations. The Purchasers understand that neither the Shares nor any Common Stock issuable upon conversion, if any, of the Shares has been registered under the Securities Act and that the certificates for the Shares and such Common Stock will bear a legend to that effect. The Purchasers also understand that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon their representations contained in this Agreement. The Purchasers hereby represent and warrant as follows:

6.1. Acquisition for Own Account. The Purchasers are acquiring the Shares for their own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

6.2. Ability to Protect Own Interests. The Purchasers represent that by reason of their business or financial experience, or the business and financial experience of their management, the Purchasers have the capacity to protect their own interests in connection with the transaction contemplated in this Agreement. The Purchasers are not a corporation formed for the specific purpose of consummating this transaction.

6.2. Accredited Investor. The Purchasers represent that they are an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

6.3. Access to Information. The Purchasers have been given access to all Company documents, records, and other information, have received physical delivery of all those which the Purchasers have requested, and have had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares.

6.4. No Brokers. Purchasers represent and warrant to the Company that no broker's or finder's fees or commissions will be payable by the Purchasers with respect to the transactions contemplated by this Agreement and the Collateral Agreements, and the Purchasers hereby jointly and severally indemnify and hold the Company harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred at the instance of the Purchasers, their affiliates or agents or any Person acting on behalf of or at the request of the Purchasers, their affiliates or agents.

6.5. Compliance with Laws. Purchasers and their transferees will comply with all filing and other reporting obligations under all Requirements of Law which shall be applicable to Purchasers with respect to the Shares and to the Common Stock issuable or issued on conversion of the Shares.

7. Affirmative Covenants. The Company covenants that from and after the date of this Agreement through the Closing and thereafter (provided that the covenants in Sections 7.1 and 7.2 shall continue only so long as the Purchasers own at least 25,000 Shares or 1,000,000 shares of Common Stock which have been acquired upon conversion of any Shares):

7.1. Exchange Act and Securities Act Filings. The Company will deliver to the Purchasers, within three Business Days of their filing with the Securities and Exchange Commission, all documents filed by it with the Securities and Exchange

Commission pursuant to the Securities Act or the Exchange Act, including exhibits thereto.

7.2. Certificates; Other Information. The Company will deliver to the
Purchasers: (a) promptly upon receipt thereof, copies of all final reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with each annual or interim audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and (b) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to all of its security holders in their capacity as such or by any Subsidiary of the Company to its security holders.

7.3. Books and Records. The Company will, and will cause each of its Subsidiaries to keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities

7.4. Notices. The Company will, within 48 hours of occurrence, give notice to the Purchasers: (a) of any (i) default or event of default under any instrument or other agreement of the Company or any of its Subsidiaries which default or event of default would have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and (b) of any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount claimed is $2,000,000 or more and not covered by insurance or covered by reserves on the Company's balance sheet, or
(ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect.

      Each notice pursuant to this section 7.4 shall be accompanied by a statement of the chief executive officer or chief financial officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

7.5. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Stock, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Stock at the time outstanding. All shares of Common Stock issuable upon conversion of the Stock shall be duly authorized and, when issued upon such conversion, shall be validly issued, fully paid and non-assessable.

7.6. Availability of Information. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Securities and Exchange Commission (including Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also reasonably cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

7.7. Public Announcements. Attached hereto is the text of the press releases which the parties shall issue publicly to announce the execution of this Agreement.

7.8. Shareholder Vote. As soon as practicable following the execution and delivery of this Agreement, the Company will hold a special meeting of shareholders to approve the issuance of the Preferred Stock to the Purchasers and shall use its best efforts to cause the approval of such issuance, including the recommendation of the Board of Directors to vote in favor of approval.

8.    Registration, Transfer and Substitution of Certificates for Stock.

8.1. Stock Register; Ownership of Stock. (a) The Company will keep at its principal office a register in which the Company will provide for the registration of the stock and the registration of transfers or conversion of the Stock. The Company may treat the Person in whose name any of the Shares or shares issued upon conversion of any of the Stock are registered on such register as the owner thereof and the Company shall not be affected by any
notice to the contrary.   All references in this Agreement to a "holder" of any
Shares or shares issued upon conversion of any of the Stock shall mean the Person in whose name such Shares or shares issued upon conversion of any of the Stock are at the time registered on such register.

          (b) Upon the surrender of any certificate for Stock, properly endorsed, for registration of transfer or for conversion at the office of the Company maintained pursuant to subdivision (a) of this section 8.1, the Company at its expense will (subject to compliance with section 8.2 hereof, if applicable) execute and deliver to or upon the order of the holder thereof (i) a new certificate or certificates for the same aggregate number of shares of Stock less the number of shares of Stock being converted, if any, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, and (ii) a certificate or certificates for the number of shares of Common Stock to be issued upon conversion of the shares of Stock so surrendered.

8.2. Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock and, in the case of any such loss, theft or destruction of any certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock held by a Person other than the Purchasers, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock for cancellation at the office of the Company maintained pursuant to subdivision (a) of section 8.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing shares of Stock or Common Stock of like tenor.

8.3. Restrictive Legends. Except as otherwise permitted by this section 8, each certificate for Stock (including each certificate for Stock issued upon the transfer of any certificate for Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this Certificate and any shares of Common Stock issuable upon conversion of any such shares have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares and any such shares of Common Stock may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement dated __________, 1999 between United Rentals, Inc. (the "Company") and the purchasers identified therein. A complete and correct copy of such Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the holder of such shares upon written request."

Except as otherwise permitted by this section 8, each certificate for Common Stock issued upon the conversion of any of the Stock, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement dated _________ 1999 between United Rentals, Inc. (the "Company") and the purchasers identified therein. A complete and correct copy of such Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the holder of such shares upon written request."

8.4. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 8.4. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder, which counsel and opinion shall each be reasonably satisfactory to the Company, that the proposed transfer may be effected without registration of such shares of Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such shares issued upon or in connection with such transfer shall bear the restrictive legends required by section 8.3, unless the related restrictions on transfer shall have ceased and terminated as to such shares pursuant to section 8.5 hereof.

8.5. Termination of Restrictions. The restrictions imposed by this section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates for such securities of like tenor not bearing the applicable legends required by section
8.3 hereof.

9.    Definitions.

9.1. Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

          Acquired Companies: The companies United Rentals, Inc. has acquired since its formation in September 1997.

          Affiliate: With reference to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the second degree, any director, officer or employee of such Person, any other Person of which such Person is a member, director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

          Business Day: Any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          Capital Stock:  As defined in section 5.6 of this Agreement.

          Certificate of Designation: As defined in section 1 of this Agreement.

          Closing:  As defined in section 3 of this Agreement.

          Closing Date:  The date of the Closing.

          Code: The Internal Revenue Code of 1986, as amended from time to time.

          Collateral Agreements: The Registration Rights Agreement and the Certificate of Designation.
          Common Stock:  As defined in section 1 of this Agreement.

          Company:  As defined in the introduction to this Agreement.

          Exchange Act: At any time, the Securities Exchange Act of 1934 as then in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

          Financial Statements:  As defined in section 5.4 of this Agreement.

          GAAP: Generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Indebtedness: With respect to any Person, at a particular time (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder,
(c) all liabilities secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) lease obligations of such Person which, in accordance with GAAP, should be capitalized; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person. The term "Indebtedness" shall not include amounts which have not been drawn under credit facilities, notwithstanding that such amounts when drawn will automatically be secured by an existing Lien.

          Lien: Any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effects as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). For the purposes of this Agreement, the Company or one of its Subsidiaries shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holders of Indebtedness of the Company or its Subsidiaries which Indebtedness is deemed to be extinguished under GAAP but for which the Company or its Subsidiaries remain legally liable, and such trust shall be deemed to be a Lien.

          Majority in Interest: At any time, the holders of a majority, by number of shares, of the outstanding Shares and the outstanding shares of Common Stock issued upon conversion of any Shares, such majority to be determined by reference to the number of shares of Common Stock into which all outstanding Shares are at the time convertible.

          Officers' Certificate: As to the Company, a certificate executed on behalf of the Company by its Chief Executive Officer, and any one of its Vice Chairman, Chief Acquisition Officer, or Chief Financial Officer.

          Person: An individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

          Registration Rights Agreement: As defined in section 4.6 of this Agreement.

          Repayment Event: Any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

          Requirement of Law: As to any Person, the Certificate of Incorporation and by-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Restricted Securities: All of the following: (a) any certificates for Stock bearing the applicable legend or legends referred to in section 8.3 hereof, (b) any shares of Common Stock which have been issued upon the conversion of any of the Stock and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the conversion of Stock and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

          Securities Act: At any time, the Securities Act of 1933 as then in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

          Securities and Exchange Commission: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Shares:  As defined in section 1 of this Agreement.

          Stock:  As defined in section 1 of this Agreement.

          Subsidiaries: With respect to any Person, any corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

9.2. Accounting Terms. As used in this Agreement, and in any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in section 9.1 and accounting terms partly defined in said section 9.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

9.1. Other Provisions Regarding Definitions: (1) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement.

(1) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

10. Expenses, etc. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all of its expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Shares purchased by the Purchasers hereunder, including, without limitation: (a) the cost and expenses of reproducing this Agreement and the Shares purchased by the Purchasers, of furnishing all opinions of counsel for the Company (including any opinions requested by the Purchasers' special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein to be performed or complied with by it; and (b) the cost (other than any applicable stock transfer taxes) of delivering to their principal office, insured to their satisfaction, the Shares sold to the Purchasers hereunder and any Shares delivered to the Purchasers upon any substitution of Shares pursuant to section 8 and of the Purchasers delivering any Shares, insured to their satisfaction, upon any such substitution. In addition, if the transactions contemplated hereby have been consummated, the Company shall pay 50% of the reasonably itemized out-of-pocket expenses incurred by the Purchasers in connection with such transactions (including the fees and disbursements of their counsel), provided that the Company's liability under this sentence shall not exceed $200,000. Reference is made to Section 5 of this Agreement for certain agreements among the parties regarding the fees, if any, of brokers and finders.

11. Adjustment of Terms. Notwithstanding the provisions of this Agreement and the Certificate of Designation for the Series B Preferred Stock, if the Company shall agree, on or before December 15, 1999, to issue to any person or persons (other than (a) in connection with the acquisition of a business or the acquisition of assets to be used in its business or (b) in a bona fide underwritten public offering) more than $50 million aggregate liquidation preference of a series of convertible preferred stock, then the Company shall give to Purchasers not less than 15 business days' prior notice of such proposed issuance, and the Purchasers shall be entitled at the closing of such issuance to exchange their shares of Series B Preferred Stock for shares of the newly issued convertible preferred stock, with the Series B Preferred Stock valued at its liquidation amount.

12. Survival of Representations and Warranties and Indemnification; Certain Limitations. The Company's indemnification obligations and all representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the purchase of the Shares by the Purchasers under this Agreement and any conversion of any of the Stock or any disposition of any shares of Common Stock issued upon conversion of any of the Stock; provided that all such representations and warranties (and the indemnities in respect thereof with respect to claims not made prior to such date) shall expire 120 days after the Closing, provided that the Company's indemnification obligations relating to the Company's obligations created under Section 11 shall expire April 15, 2000 after the Closing. No written (except as explicitly stated therein) or oral statements made by or on behalf of the Company, other than in this Agreement, the Collateral Agreements and the exhibits hereto and thereto, shall constitute representations or warranties within the meaning of this Agreement. In no event shall Purchasers be entitled to the remedy of rescission.

13. Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and (a) in the case of any such action prior to the Closing, the Purchasers; and (b) in the case of any other such action, a Majority in Interest.

14. Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage pre-paid, addressed, (a) if to the Purchasers, at the address set forth at the beginning of this Agreement, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or shares of Common Stock into which any of the Shares have been converted, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Shares or shares of Common Stock into which such Shares have been converted who has furnished an address to the Company, or (c) if to the Company at the address of the Company set forth at the beginning of this Agreement, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchasers and each such other holder in writing.

15. Indemnification. (a) The Company shall indemnify, defend and hold harmless the Purchasers, their affiliates, partners, officers, employees and agents (each, an "Indemnified Person") from and against any and all losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of rights hereunder), that arise out of:

          (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Registration Rights Agreement; or

          (ii) any litigation, investigation or proceeding instituted by any Governmental Agency or any other Person with respect to this Agreement or the collateral Agreements or the transactions contemplated hereby or thereby and requiring the Purchasers participation or involvement, excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of Purchasers or their affiliates.

  (b) The Purchasers shall give the Company prompt notice of any third-party claim that may give rise to any indemnification obligation under this Section 14 and the Company shall (except as set forth below) have the right to assume and control the defense (at its expense) and settlement of any such claim through the Company's own counsel or through other counsel reasonably acceptable to the Purchasers. The Purchasers may retain additional counsel at their own expense. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between the Purchasers and the Company exists in respect of such third-party claim, the Company shall not assume the defense of such claim and shall also pay the reasonable fees and expenses of one counsel selected by Purchasers in respect of such claim. Notwithstanding the foregoing, without the Purchasers' consent, the Company will not settle any action or proceeding which does not provide the Purchasers a full, unconditional release from all liability with respect to such claim by each claimant or plaintiff in a form acceptable to the Purchasers' counsel, nor will the Company consent to any injunctive or other non-monetary relief affecting any Indemnified Person.

16. Termination. This Agreement may be terminated (a) by the mutual written consent of the Purchasers and the Company at any time or (b) by the Purchasers or the Company if the Closing shall not have been consummated on or before February 15, 2000; provided, however, that the right to terminate this Agreement pursuant to (b) of this Section 16 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to consummate the transactions by such time.

17. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns and affiliates of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Shares or shares of Common Stock into which any of the Shares have been converted; except as aforesaid, this Agreement shall not
inure to the benefit of any third party.   This Agreement embodies the entire
agreement and understanding between the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to the principles regarding conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          If the Purchasers are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

                         Very truly yours,

                         UNITED RENTALS, INC.

                         By:
                            Title:

The foregoing Agreement is hereby
agreed to as of the date thereof.

APOLLO INVESTMENT FUND IV, L.P.

By:  Apollo Advisors, IV, L.P.,
     its general partner

     By:  Apollo Capital Management IV,
          Inc., its general partner

          By:
             Title:

APOLLO OVERSEAS PARTNERS IV, L.P.

By:      Apollo Advisors, IV, L.P.,
     its general partner

     By:  Apollo Capital Management IV,
          Inc., its general partner

          By:
             Title:

                                 AMENDMENT TO
                                 ------------


                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------

     This AMENDMENT ("AMENDMENT") TO SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is entered into as of the 16th day of July, 1999 by and among United Rentals, Inc., a Delaware corporation (the "Company"), and each of the Purchasers (as that term is defined in the Purchase Agreement).

                                    RECITALS

     WHEREAS, the Company and the Purchasers are parties to a Preferred Stock Purchase Agreement dated as of June 28, 1999 (the "Purchase Agreement"), pursuant to which the Purchasers agreed to purchase 100,000 shares of the Company's Series B Perpetual Convertible Preferred Stock; and;

     WHEREAS, the Company proposes to authorize two classes of Series B Perpetual Convertible Preferred Stock to be designated Class B-1 Perpetual Convertible Preferred Stock and Class B-2 Perpetual Convertible Preferred Stock; and

     WHEREAS, the Company desires to sell to the Purchasers pursuant to the Purchase Agreement, and the Purchasers desire to purchase from the Company, 100,000 shares of the Company's Class B-1 Perpetual Convertible Preferred Stock; and

     WHEREAS, the Company and the Purchaser, in order to clarify this intent, desire to amend the Purchase Agreement in accordance with Section 13 thereof as set forth below; and

     WHEREAS, Purchasers, as owners of the Series A Preferred Stock, agree to vote for an amendment of the Company's certificate of incorporation to conform the Certificate of Designation of the Series A Perpetual Convertible Preferred Stock with the Certificate of Designation of the Series B Perpetual Convertible Preferred Stock.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties mutually agree as follows:

1. That the first sentence of Section 1 of the Purchase Agreement be replaced in its entirety with the following:

     "The Company will authorize the issue and sale of 500,000 shares of its Series B Perpetual Convertible Preferred Stock, $.01 par value, to be designated as its "Series B Perpetual Convertible Preferred Stock" (the "Stock"), of which 450,000 shares will be designated as Class B-1 Perpetual Convertible Preferred Stock (the "B-1 Preferred Stock") and 50,000 shares will be designated as Class B-2 Perpetual Convertible Preferred Stock (the "B-2 Preferred Stock")."

2. That Section 2 of the Purchase Agreement be replaced in its entirety with the following:

     "2. Sale and Purchase of Stock. The Company will issue and sell to the Purchasers and, subject to the terms and conditions of this Agreement, the Purchasers will purchase from the Company, at the Closing provided for in section 3, 100,000 shares of B-1 Preferred Stock (the "Shares") at a purchase price of $1,000 per share."

3. That the following replace Subparagraphs (c) and (d) of Section 5.6 in their entirety:

     "(c) 450,000 shares of B-1 Preferred Stock, of which 105,252 shares will be outstanding, (d) 50,000 shares of B-2 Preferred Stock, of which 44, 748 shares will be outstanding and (e) 4,200,000 shares of Preferred Stock, undesignated as to terms, none of which are outstanding."

4. That the definition of "Shares" set forth in Section 9.1 of the Purchase Agreement be replaced in its entirety with the following:
     "Shares:  As defined in section 2 of this Agreement."

5. That all references in the Purchase Agreement to "Series B Preferred Stock" shall be changed to "B-1 Preferred Stock."
6. That Exhibit A to the Purchase Agreement, the form of Certificate of Designation, shall be replaced in its entirety with Exhibit 1 hereto.

7. That Exhibit D to the Purchase Agreement, the form of Amended and Restated Registration Rights Agreement, shall be replaced in its entirety with Exhibit 2 hereto.

8.  That Schedule 5.6 of Exhibit E shall be amended by adding the following:

          8. Purchase Agreement dated July 16, 1999 for the sale to Chase Equity Associates, L.P. of 50,000 shares in the aggregate of Series B Perpetual Convertible Preferred Stock

9. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect in accordance with the terms thereof and all future references to the Purchase Agreement shall mean the Purchase Agreement as amended hereby.

10. Purchaser, as owner of the Series A Preferred Stock, hereby covenants to vote all of its Series A Preferred Stock in favor of adopting the Certificate of Amendment to the Certificate of Designation of the Series A Perpetual Convertible Preferred Stock, substantially in the form of Exhibit A hereto.

11. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Amendment shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to the principles regarding conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO THE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                              UNITED RENTALS, INC.


                              By:
                                    Name:
                                    Title:

AGREED AND ACCEPTED as of the date first above written.

APOLLO INVESTMENT FUND IV, L.P.

By: Apollo Advisors, IV, L.P.,
    its general partner


By: Apollo Capital Management IV, Inc.,
    its general partner

             By: ________________
             Name:
             Title:


APOLLO OVERSEAS PARTNERS IV, L.P.

By: Apollo Advisors, IV, L.P.
    its general partner

By: Apollo Capital Management IV, Inc.
    its general partner


             By: ________________
             Name:
             Title:

                                                                       EXHIBIT D
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of ____ ___, 1999, among United Rentals, Inc., a Delaware corporation (the "Company"), Bradley S. Jacobs and the other undersigned parties hereto (the "Holders"). This agreement amends and restates in its entirety the Registration Rights Agreement among certain of the parties dated December 21, 1998 (the "Prior Agreement").

1.  Introduction.  The Company is a party to the Stock Purchase Agreements (the
    ------------
"Stock Purchase Agreements") set forth in Exhibit A pursuant to which the Company has issued to Apollo an aggregate of 300,000 shares of its Series A Perpetual Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and has agreed, among other things, to issue to the Holders an aggregate of 100,000 shares of its Class B-1 Perpetual Convertible Preferred Stock, par value $.01 per share ("B-1 Preferred Stock"). Such shares of Series A Preferred Stock and B-1 Preferred Stock are hereinafter collectively referred to as the "Preferred Stock." Pursuant to the terms of the Certificates of Designation with respect to the Preferred Stock (the "Certificates of Designation"), the Preferred Stock is convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Certain capitalized terms used in this Agreement are defined in section 3 hereof; references to sections shall be to sections of this Agreement.

2.        Registration under Securities Act, etc.
          ---------------------------------------

2.1       Registration on Request.
          -----------------------

(a)  Request.  At any time or from time to time, upon the written request of one
     -------
     or more Initiating Holders requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

        (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;
        (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 15 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

        (iii) all shares of Common Stock which the Company or other holders of the Company's Common Stock having registration rights may elect to register in connection with the offering of Registrable Securities pursuant to this section 2.1, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any so to be registered; provided, that
                                                               --------
the Company shall not be required to effect any registration requested by Initiating Holders pursuant to this section 2.1 (x) on more than four separate occasions and (y) unless the Holders have requested to sell at least 2 million shares of Registrable Securities or shares of Registrable Securities to be sold have a fair market value (based upon the closing price of such Registrable Securities quoted on the securities exchange or over-the-counter quotation system on which such Registrable Securities are listed or quoted, as the case may be, on the trading day immediately preceding any request pursuant to this section 2.1) of at least $50 million; provided, however, the Company shall be
                                      --------
required, if so requested, to effect one additional registration pursuant to this Section 2.1 subsequent to the third anniversary of the issuance of the Series A Preferred Stock to Apollo which request may be made by any Holder or its Affiliates, whether or not an Initiating Holder, and will not be subject to the volume or fair market value limitations set forth in clause (y) above.

(b)  Registration Statement Form.  Registrations under this section 2.1 shall be
     ---------------------------
     on such appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration and as shall be permitted under the Securities Act; provided,
                                                                      --------
     that such form shall not indicate that the securities to be registered thereunder are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(c)  Expenses.  The Company will pay all Registration Expenses in connection
     --------
     with any registration requested pursuant to this section 2.1 by any Initiating Holders. All other expenses (including underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this section 2.1 shall be allocated pro rata
                                                                      --- ----
     among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

(d)  Effective Registration Statement.  A registration requested pursuant to
     --------------------------------
     this section 2.1 shall not be deemed to have been effected (i) unless a
                                                                 -
     registration statement with respect thereto has become effective, provided
                                                                       --------
     that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the written advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become
                                            --
     effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by such Initiating Holders with respect thereto, (iii) if the
                                                                ---
     conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders or (iv) if the sale of the securities is not consummated due to the lack of agreement between the Initiating Holders and the underwriters with respect to the underwriting discount on the securities to be sold.

(e)  Selection of Underwriters.  If a requested registration pursuant to this
     -------------------------
     section 2.1 involves an underwritten offering, the managing or lead underwriter shall be selected by the Company and shall be reasonably acceptable to the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested, which shall not unreasonably withhold its acceptance of any such underwriters, and any co-managing and co-lead underwriters shall be selected by the Company.

(f)  Priority in Requested Registrations.  If a requested registration pursuant
     -----------------------------------
     to this section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including Common Stock of the Company or other Persons which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first,
                                                                    -
     Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders
                                                  --- ----
     requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, Common Stock the
                                                --
     Company proposes to sell and (iii) third, Common Stock of the Company held
                                   ---
     by other Persons having registration rights proposed to be included in such registration by the holders thereof. Notwithstanding the foregoing, (A) in connection with the first requested registration pursuant to this section
     2.1 in any twelve month period, the Company shall in all events be entitled to register and sell up to 25% of the total number of shares of Common Stock to be registered and (B) in connection with any subsequent requested registration pursuant to this section 2.1 in such twelve month period, the Company shall in all events be entitled to register and sell up to 50% of the total number of shares of Common Stock to be registered; provided, that
                                                                  --------
     if the Company registers and sells in
     excess of 33.3% of the total number of shares of Common Stock to be registered, the request for registration pursuant to this section 2.1 shall not be deemed to have been effected.

2.2  Incidental Registration.
     -----------------------

(a)  Right to Include Registrable Securities.  If the Company at any time
     ---------------------------------------
     proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or any successor form, Form S-8, or any successor form thereto, relating to a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan and other than pursuant to section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this section 2.2. Upon the written request of any such holder made within 10 Business Days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any
                                                        --------
     time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i)
                                                                             -
     in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 2.1, and
     (ii) in the case of a determination to delay registering, shall be
      --
     permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this section 2.2 shall relieve the Company of its obligation to effect any registration upon request under section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this section 2.2.

(b)  Priority in Incidental Registrations.  If the Company at any time proposes
     ------------------------------------
     to register any of its securities under the Securities Act as contemplated by
     this section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such
                   --------
     underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any Common Stock of the Company which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this section 2.2, by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities of the Company so requested to be included would interfere with the successful marketing of the securities so being registered (other than such Registrable Securities and other Common Stock of the Company so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities and shares of Common Stock so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and of such other shares of Common Stock of the Company so requested to be included, exclude pro rata from such
                                                  --- ----
     underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other Common Stock so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other Common Stock so that the resultant aggregate number of such Registrable Securities and of such other shares of Common Stock so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter.

2.3  Registration Procedures.  If and whenever the Company is required to use
     -----------------------
its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in sections 2.1 and 2.2, the Company shall, as expeditiously as possible:

        (i) prepare and (in the case of a registration pursuant to section 2.1, such filing to be made within 45 days after the initial request of one or more Initiating Holders or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective, provided however that the Company
                                               --------
     may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any
     --------
     amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review, but not the prior approval, of such counsel;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to section 2.1, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to section 2.2, the expiration of 90 days after such registration statement becomes effective;

        (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

        (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

        (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of:

          (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

          (y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No.
          35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

        (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D) if at any time the representations and warranties of the Company made as contemplated by section 2.4 below cease to be true and correct;

(E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

        (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(xi) subject to the provisions of section 2.5, make available for inspection by a representative or representatives of the holders of Registrable Securities to be included in such registration statement, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

(xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(xiii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding 51% of the shares so to be sold or any underwriter shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, causing members of senior management of the Company to participate in customary "road-show" activities;

(xiv) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

(xv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may
                                                  --------
file such document in a form required by law or upon the advice of its counsel.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this section 2.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this section 2.3.

     If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of
                                                  -
language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii)
                                                                             --
in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force and a written opinion from counsel to the holder to such effect is delivered to the Company, the deletion of the reference to such holder.

2.4  Underwritten Offerings.
     ----------------------

(a)  Requested Underwritten Offerings.  If requested by the underwriters for any
     --------------------------------
     underwritten offering by holders of Registrable Securities pursuant to a registration requested under section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities at least as broad as those provided in section 2.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that
                                                            --------
     nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

(b)  Incidental Underwritten Offerings.  The holders of Registrable Securities
     ---------------------------------
     to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

(c)  Holdback Agreements.
     -------------------

(i) So long as a holder of Registrable Securities and its Affiliates own Common Stock and/or Preferred Stock convertible into Common Stock exceeding 5% of the Common Stock of the Company outstanding (including Common Stock issuable upon conversion of the Preferred Stock) or such holder has designated a member of the board of directors of the Company pursuant to paragraph 6(ii) of the Certificate of Designation for the Series A Preferred Stock which director continues to serve on such board, such holder of Registrable Securities agrees, by acquisition of such Registrable Securities, (x) if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Common Stock or Registrable Securities not to be sold in an underwritten offering pursuant to section 2.1 or 2.2, during the 30 days prior to the anticipated consummation of such underwritten offering and 90 days after the applicable underwritten registration pursuant to section 2.1 or 2.2 has become effective, except as part of such underwritten registration and (y) in connection with any acquisition by or merger with the Company which is accounted for under generally accepted accounting principles as a pooling of interest, upon the request of the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Common Stock or Registrable Securities, for the period commencing 30 days before the effective date of such acquisition or merger until the publication of the Company's financial results covering a period of at least 30 days following such acquisition or merger which is sufficient in accordance with Accounting Series Release No. 135, or such shorter period if consistent with the requirements for pooling of interests accounting treatment. Notwithstanding clause (x) of the foregoing sentence and subject to clause (y), during any period described above, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell securities in a private sale so long as the purchaser of such securities agrees to be bound by the restrictions set forth above to the same extent as the seller for the remainder of the applicable period.

(ii) The Company agrees if so required by the managing underwriter (x) not to
                                                                    -
     sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to section 2.1 has become effective, except as part of such underwritten registration and except in connection with (A) a merger or acquisition by the Company in which securities of the Company are issued directly to shareholders of the target entity or sellers of assets in exchange for shares of such target entity or such assets or (B) a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock, provided
                                                                       --------
     that no such agreement pursuant to this clause (x) shall prevent the Company from fulfilling its obligations pursuant to section 2.1 or 2.2, subject to the provisions of section 2.7 and (y) to use its reasonable best
                                                   -
     efforts to cause each director and executive officer of the Company and any holder (other than the Holders) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such equity securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering and other than securities issued to employees who are not directors or executive officers of the Company pursuant to an employee benefit plan or similar arrangement) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period, it being understood that no action is required by the Company pursuant to this clause (y) until the managing underwriter requests.

(d)  Participation in Underwritten Offerings.  No Person (other than the
     ---------------------------------------
     Company, which will be subject to and governed by the other terms and provisions of this Agreement) may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on
                                   -
     the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and
     (ii) completes and executes all questionnaires, indemnities, underwriting
      --
     agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

2.5  Preparation; Reasonable Investigation.  In connection with the preparation
     -------------------------------------
and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that Records which the
                                          --------
Company
determines, in good faith, to be confidential and which it notifies such holder, underwriter, counsel or accountant are confidential shall not be disclosed by such Person (other than to any holder of Registrable Securities) unless (a) such Records have become generally available to the public or (b) the disclosure of such Records may be may be necessary or, in the case of clause (z) below, appropriate (x) in compliance with any law, rule, regulation or order applicable to any such holder, underwriter, counsel or accountant, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which such holder, underwriter, counsel or accountant is a party, and such Person shall sign an agreement to such effect that shall be customary in form and reasonably acceptable to the Company.

2.6  Indemnification.
     ---------------

(a)  Indemnification by the Company.  In the event of any registration of any
     ------------------------------
     securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to section 2.1 or 2.2, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such holder and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case
                 --------
     to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

(b)  Indemnification by the Sellers.  As a condition to including any
     ------------------------------
     Registrable Securities in any registration statement filed pursuant to section 2.3, the Company shall have received from each seller of Registrable Securities a written undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 2.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

(c)  Notices of Claims, etc.   Promptly after receipt by an indemnified party of
     ----------------------
     notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified
                                  --------
     party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d)  Other Indemnification.  Indemnification similar to that specified in the
     ---------------------
     preceding subdivisions of this section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e)  Contribution.  If the indemnification provided for in the preceding
     ------------
     subdivisions of this section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative
                -
     benefits received by the Company on the one hand and the holder or other Person, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i)
                                --
     above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company on the one hand and of the holder or other Person, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or other Person, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers pursuant to the Stock Purchase Agreements bear to the gain, if any, realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or other Person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the other Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided
                                                                       --------
     that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision
     (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this section 2.6 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by pro rata allocation (even if the holders and any underwriters were
              --- ----
treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (C) of this section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net
                                  -
proceeds received by such holder from the sale of Registrable Securities or (ii)
                                                                             --
in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.7  Suspension of Registration.  Notwithstanding anything to the contrary
     --------------------------
contained herein, the Company will not be required to file any registration statement pursuant to section 2.1(a) or furnish any supplement to a prospectus pursuant to section 2.3(viii) during any of the following periods: (i) 30 days prior to the anticipated consummation of a public offering by the Company of its securities and 90 days subsequent to the consummation of such public offering where, in the good faith judgment of the managing underwriter or underwriters thereof, such filing or furnishing of such supplement would have an adverse effect on such offering, (ii) if such filing or furnishing of such supplement is prohibited by applicable law, (iii) if the filing of such registration statement or furnishing of such supplement would require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the best interest of the Company or (iv) during the period described in section 2.4(c)(ii), provided that the Company may not delay the filing of any
                       --------
registration statement or furnishing of such supplement pursuant to this section
2.7 for more than an aggregate of 135 days in any twelve-month period; and

provided, further, that any such delay pursuant to this section 2.7 shall not in
--------  -------
the aggregate exceed 135 days in any twelve-month period. Notwithstanding the foregoing, in the case of a public offering by any holder of the Company's capital stock (the "Selling Holder") pursuant to rights granted by the Company to such holder similar to section 2.1, no delay in the filing of a registration statement or the furnishing of a supplement pursuant to clause (i) of the immediately preceding sentence shall be for a time period longer than any similar time period for delay imposed on such Selling Holder pursuant to the agreement with the Company granting such Selling Holder registration rights. Upon the expiration of the period described in clause (iii) of the first sentence of this section 2.7, the Company shall give prompt notice to all holders of Registrable Securities and shall promptly file any registration statement requested to be filed pursuant to 2.1(a) and furnish any prospectus supplement required to be furnished pursuant to section 2.3(viii).

2.8     Other Agreements.  The Company shall not enter into any
        ----------------
agreement or instrument which would conflict with or result in a breach or violation of any of the terms or provisions of this Agreement. In addition, the Company shall not enter into any agreement or instrument with any Person (other than any Holder or its Affiliates) which grant such Person rights similar to those in section 2.1 unless such agreement permits the holders of Registrable Securities to exercise their rights pursuant to section 2.2 hereof in connection with any registration statement filed pursuant to which such Person will sell securities of the Company.

3.      Tag-Along Rights.
        ----------------

3.1  Transfer of Common Stock.  (a)  Underwritten Offerings. In connection with
     ------------------------        ----------------------
any proposed underwritten sale which is to be registered with the Commission under the Securities Act (an "Underwritten Sale") of Common Stock, or rights, options, warrants or other securities convertible into or exchangeable into Common Stock, Beneficially Owned by Jacobs prior to the fifth anniversary of the date of the issuance of the Series A Preferred Stock, no later than ten (10) Business Days prior to the filing of the registration statement relating to such sale, Jacobs shall provide written notice of such proposed sale to Apollo and any Affiliate of Apollo that then Beneficially Owns any shares of Preferred Stock or Common Stock of the Company. During such five-year period, Jacobs shall afford Apollo and any such Affiliate of Apollo, the opportunity to participate proportionately in such Underwritten Sale (based upon, with respect to Apollo and its Affiliates, the Beneficial Ownership of Registrable Securities as of the date of issuance of the Class B-1 Preferred Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock) and, with respect to Jacobs, 16.7 million shares (subject to customary anti-dilution adjustments including, but not limited to, stock dividends, stock subdivisions, stock combinations, reorganizations, recapitalizations and reclassifications ("Anti-Dilution Adjustments")) of Common Stock Beneficially Owned on the date hereof or currently or hereafter issuable upon exercise of options or warrants held on the date hereof, in each case less any of such shares of Common Stock or Preferred Stock sold subsequent to the date hereof) by selling Registrable Securities for the same consideration and otherwise on the same terms as the sale by Jacobs.

(b)  Other Offerings:
     ---------------

(i)  Certain Definitions.
     -------------------

(1) The term "Jacobs Options" means rights, options or warrants or other securities which are Beneficially Owned on the date hereof by Jacobs and which are exercisable for, convertible into or exchangeable for shares of Common Stock.

(2) The term "Excess Option Shares" means at any time the amount by which (x) the number (subject to Anti-Dilution Adjustments) of shares of Common Stock issuable or issued on exercise, conversion or exchange of Jacobs Options, which Jacobs shall then propose to sell or shall have sold since the date hereof in private sales, public sales or otherwise, exceeds (y) 2,500,000 (subject to Anti-Dilution Adjustments).

(3) The term "Excess Common Shares" means at any time the amount by which (x) the number (subject to Anti-Dilution Adjustments) of shares of Common Stock which Jacobs shall then propose to sell or shall have sold since the date hereof in private sales, public sales or otherwise, but excluding any shares acquired upon exercise of Jacobs Options, exceeds (y) 5,000,000 (subject to Anti-Dilution Adjustments).

(4) The term "144 Exempt Shares" means as of any date, that number of shares of Common Stock which Jacobs could then sell under the volume limitations of Rule 144, without taking into account in calculating such volume limitation any sales by Jacobs within the preceding 90 days only if Apollo shall theretofore have had the right to participate in such sale under section 3.1(a) or 3.1(b) and without regard as to whether or not any proposed sale by Jacobs is in fact being made under Rule 144. Notwithstanding the foregoing, the number of 144 Exempt Shares shall be zero so long as Apollo and its Affiliates shall have sold an aggregate of less than 7,000,000 shares (subject to Anti-Dilution Adjustments) of Common Stock to Persons which at the time of the sale are not Affiliates of Apollo in private sales, public sales or otherwise.

(ii) Tag-Along.  Prior to the fifth anniversary of the issuance of the Series A
     ---------
     Preferred Stock, in connection with any proposed sale by Jacobs (other than an Underwritten Sale or a sale of 144 Exempt Shares which will be free from resale restrictions under the Securities Act subsequent to such sale) of any Excess Option Shares or any Excess Common Shares (each such sale, a "Covered Sale"), Jacobs shall, as soon as practicable, but in any event no later than three (3) or earlier than fifteen (15) Business Days prior to the trade date of such Covered Sale, provide written notice of such proposed Covered Sale to Apollo and any Affiliate of Apollo that then Beneficially Owns shares of Preferred Stock or Common Stock of the Company. During such five-year period, Jacobs shall afford Apollo and any Affiliate of Apollo the opportunity to participate in each Covered Sale by selling two shares of Registrable Securities for every three shares of Excess Common Shares or Excess Option Shares to be sold in such Covered Sale for the same consideration and otherwise on the same terms as the sale by Jacobs; provided, however, if the number of Excess Common Shares or Excess
     --------  -------
     Option Shares exceeds by any amount (the "Over 50% Amount") 50% of the total number of shares of Common Stock and Common Stock issuable upon exchange of Jacobs Options to be sold by all Persons (including, without limitation, Jacobs and Apollo) in such Covered Sale, then Jacobs shall afford Apollo and its Affiliates the opportunity to further participate in such Covered Sale by selling one share of Registrable Securities for every one share of Excess Common Shares or Excess Option Shares which is included in the Over-50% Amount. To participate in any Covered Sale, except as provided below, Apollo or its Affiliates must provide written notice to Jacobs, by facsimile or otherwise, no later than three (3) Business Days after the day Jacobs provides notice to Apollo and such Affiliate of such Covered Sale pursuant to this paragraph.

               Notwithstanding the foregoing requirement that Jacobs provide three (3) Business Days prior notice of any Covered Sale, Jacobs shall be required to give such notice of a Covered Sale pursuant to an unsolicited bid which is reasonable in the circumstances (an "Expedited Notice"), provided, that if such notice is given less than one Business Day before
     --------
     the sale, then such notice shall be given to Apollo no more than one hour after receipt of such bid and not less than 30 minutes before the expiration of such bid. Apollo and its Affiliates shall give notice to Jacobs of their binding intention to participate in such sale a reasonable time after receipt of such Expedited Notice, provided that notice from Apollo and its Affiliates shall be deemed to be reasonable if given to Jacobs not later than the later of 30 minutes after receipt of such notice or 30 minutes prior to the expiration of the bid. If, for example, Jacobs receives an unsolicited bid at 1 p.m. which expires at 4 p.m. on the same day, he must give notice no later than 2 p.m. in order for such notice to be deemed reasonable. If he receives a bid at 1 p.m. which expires at 1:30 p.m., he must give immediate notice to Apollo if he intends to accept such bid, in order for such notice to be deemed reasonable. A bid shall be considered solicited only if it is responsive to an explicit request for a bid from Jacobs. A bid which is responsive to an explicit request of Jacobs shall nevertheless be deemed unsolicited if Jacobs provided Apollo notice of such request immediately after making such request and such bid is received no earlier than the day after such request and no later than seven days after such request. A notice under this paragraph shall be given by telephone or in person to the person or persons designated from time to time by Apollo, who shall initially be Michael Gross, Andy Africk or John Hannan, or such other persons who may be designated in writing hereafter; provided that if Jacobs has used his best efforts to telephone Apollos' designees at the numbers provided to him for that purpose and has been unable to reach them, he will be deemed to have given the required notice if he has left messages for each of such persons and has sent a fax outlining the terms of the sale to the fax numbers provided by Apollo for such purpose.

               In addition, prior to the fifth anniversary of the issuance of the Series A Preferred Stock, Apollo may at any time provide to Jacobs a notice (a "Sale Notice") in writing as to its intention to participate in any Covered Sale until the earlier of (i) 30 days from the date of such notice or (ii) receipt by Jacobs a written cancellation or amendment of such notice, for a price equal to or greater than the price specified in the Sale Notice and for a number of shares or a percentage of shares equal to that set forth in such Sale Notice. In the event of a Covered Sale entered into by Jacobs during the period covered by such Sale Notice in a manner consistent with the terms of the Sale Notice, if Jacobs is unable to give actual notice of the Covered Sale because of his inability to speak to one of the persons designated by Apollo, he shall include the Apollo shares in such Covered Sale to the extent indicated in the Sale Notice.

          (c) Notices.  Unless otherwise specified herein, notices given by
              --------
Jacobs pursuant to section 3.1(a) and 3.1(b) shall be given by facsimile transmission to each of (i) Michael D. Weiner at (310) 201-4166, (ii) Michael Gross and Andrew Africk at (212) 515-3262 and (iii) Vincent Pisano and Seth Pearlstein at (212) 735-2000, or in each case such other facsimile number or to the attention of such other Person as Apollo shall have furnished to Jacobs.

          (d) Notwithstanding any other provisions of this Agreement, the rights of Apollo and its Affiliates under this Section 3.1 shall be transferable or assignable only to Affiliates of Apollo.

          (e) Jacobs will not grant to any Person (other than Apollo or any of its Affiliates) rights similar to those contained in section 3.1(b) which rights become effective before the rights granted to Apollo and its Affiliates due to lesser thresholds than those contained in the parenthetical of the first sentence of section 3.1(b).

          (f) The rights granted Apollo and its Affiliates pursuant to section 3.1(b) shall not apply to any sale or gift by Jacobs to a member of his family or to any trust whose principal beneficiaries are Jacobs or members of his family or to any gift to a charitable organization. The obligations of Jacobs under this section shall not transfer to any Person to whom Jacobs transfer securities other than an Affiliate of

Jacobs, a member of Jacob's family or any trust whose principal beneficiaries are Jacobs or members of his family.

3.2  Priority in Registrations.  In the event that, in connection with an
     -------------------------
underwritten offering in which Jacobs is to sell securities of the Company, the managing underwriter shall advise Jacobs and Apollo in writing that, in its opinion, the number of securities requested to be included in such offering exceeds the number which can be sold in such offering without interfering with the successful marketing of the securities so being registered, the number of shares to be sold may be reduced to such number stated in the letter of the managing underwriter which can be sold without interfering with the successful marketing of such securities. In such circumstances, notwithstanding section 2.2(b) or the terms of the Registration Rights Agreement, dated as of September 29, 1998 between the Company, Jacobs and the other parties signatory thereto, the number of shares Beneficially Owned by each of Apollo, its Affiliates and Jacobs to be sold shall be reduced by the same percentage.

4.        Definitions.  As used herein, unless the context otherwise requires,
          -----------
 the following terms have the following respective meanings:

          Affiliate:  With respect to any entity, any other entity directly or
          ---------
          indirectly controlling or controlled by, or under direct or indirect common control with, such specified entity. For purposes of this definition, the term "control" means (i) the power to direct the management and policies of an entity, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise or (ii) without limiting the foregoing, the beneficial ownership of 50% or more of the voting power of the voting common equity of such entity (on a fully diluted basis).

          Apollo:  Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV,
          -------
          L.P. and their Affiliates, collectively.

          Beneficial Ownership or Beneficially Owned:  With respect to any
          --------------------    ------------------
          person, any securities with respect to which such person is deemed to have "beneficial ownership" as defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of this Agreement only, any holder of Preferred Stock shall be deemed to be the beneficial owner of any shares of Common Stock of the Company issuable upon conversion of such Preferred Stock.

          Business Day:  Any day except a Saturday, Sunday or nationally
          ------------
          recognized holiday in the State of New York, United States of America.

          Commission:  The Securities and Exchange Commission or any other
          ----------
          Federal agency at the time administering the Securities Act.

          Common Stock:  As defined in section 1.
          ------------

          Company:  As defined in the introductory paragraph of this Agreement.
          -------

          Exchange Act:  The Securities Exchange Act of 1934, or any similar
          ------------
          Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          Holders:  As defined in the introductory paragraph of this Agreement.
          -------

          Holder's Counsel:  A single counsel (if any) designated by the holders
          ----------------
          of not less than 25% of the aggregate principal amount of the Registrable Securities to be sold pursuant to section 2.1 or 2.2;

          provided, however, that if more than one counsel is so designated, the
          --------  -------
          Holder's Counsel shall be the designee of the holders that are holding the greater percentage of the Registrable Securities.

          Initiating Holders:  Any holder or holders of Registrable Securities
          ------------------
          holding at least 35% of the Registrable Securities (in each case by number of shares at the time issued and outstanding), and initiating a request pursuant to section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

          Jacobs:  Bradley S. Jacobs.
          ------

          Person:  A corporation, an association, a partnership, an
          ------
          organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

          Preferred Stock:  As defined in section 1.
          ---------------

          Registrable Securities:  The Common Stock or any other securities
          ----------------------
          issuable upon conversion of the Preferred Stock issued pursuant to the Stock Purchase Agreements and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise which the holders thereof are entitled to receive. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such
                -
          securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the
                                   -
          public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new
                           -
          certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.
              -

          Registration Expenses:  All expenses incident to the Company's
          ---------------------
          performance of or compliance with section 2, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s) among underwriters and "Blue Sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of, (d) messenger, telephone and delivery expenses of the Company, (e) fees and expenses of any transfer agent and registrar with respect to the Registrable Securities and any escrow agent or custodian, (f) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" engaged for acting in such capacity, (i) fees, expenses and disbursements of any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (k) all fees and expenses incurred in connection with the qualification of the shares of Common Stock constituting Registrable Securities for quotation on the Nasdaq National Market, any over-the-counter market, or the listing of such shares on any securities exchange and (l) in the case of an underwritten offering, the reasonable fees, disbursements and expenses of a single counsel retained by the Holders to represent them in connection with such offering (the selection of such counsel by such Holders to be made in the same manner as is provided in the definition of the terms "Holders' Counsel").

          Securities Act:  The Securities Act of 1933, or any similar Federal
          --------------
          statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          Stock Purchase Agreements:  As defined in section 1.
          -------------------------

5.   Rules 144 and 144A.  The Company shall timely file the reports required to
     ------------------
be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities or any broker facilitating such sale may reasonably request, all to the extent (i) required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the
                                                     -
Securities Act, as such Rule may be amended from time to time, or (b) any
                                                                   -
similar rule or regulation hereafter adopted by the Commission. The Company shall also provide such information and otherwise use all reasonable commercial efforts to cooperate with any holder of Registrable Securities in connection with any other sale by such holder pursuant to another exemption under the Securities Act, in each case to the extent such information or other action by the Company may be necessary to effect such sale pursuant to the applicable exemption. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder any information to be delivered or filed in connection with the requirements of this Section 5.

6.   Amendments and Waivers.  This Agreement may be amended and the Company may
     ----------------------
take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 50% or more of the shares of Registrable Securities and, in the case of any such amendment, action or omission to act in respect of the first sentence of Section 5, the written consent of each holder affected thereby. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 6, whether or not such Registrable Securities shall have been marked to indicate such consent.

7.   Nominees for Beneficial Owners.  In the event that any Registrable
     ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

8.   Notices.  Except as otherwise provided in this Agreement, all notices,
     -------
requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto
                                              -
other than the Company, addressed to such party in the manner set forth in the applicable Stock Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder
                                              -
of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in
                                                                        -
the case of the Company or Jacobs, at Four Greenwich Office Park, Greenwich, Connecticut 06830 to the attention of its Chief Executive Officer, with a copy to Oscar D. Folger at 521 Fifth Avenue, 24th floor, New York, New York 10175, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited
           -
in the mails with first class postage prepaid, addressed as aforesaid or (ii) if
                                                                          --
given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request
                                          --------
or communication to any holder of Registrable Securities shall not be effective until received.

9.   Assignment.  This Agreement shall be binding upon and inure to the benefit
     ----------
of and be enforceable by the parties hereto and their respective successors and assigns. In addition, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities that acknowledges such assignment in writing and agrees to the terms hereof.

10.  Descriptive Headings.  The descriptive headings of the several sections and
     --------------------
paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
     -------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

12.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.  Entire Agreement.  This Agreement embodies the entire agreement and
     ----------------
understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement amends and restates the Prior Agreement in its entirety.

14.  SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
     --------------------------
THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 7. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
                                                  ----- --- ----------
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

15.  Severability.  If any provision of this Agreement, or the application of
     ------------
such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                       UNITED RENTALS, INC.

                       By:
                          ----------------------------------------
                          Name: Bradley S. Jacobs
                          Title:  Chief Executive Officer

                       Holders:

                       APOLLO INVESTMENT FUND IV, L.P.
                       By:  Apollo Advisors, IV, L.P.,
                           its general partner
                           By:  Apollo Capital Management IV,
                                Inc., its general partner

                               By:
                                  ----------------------------------
                                  Name:  Andrew Africk
                                  Title:  Vice President

                       APOLLO OVERSEAS PARTNERS IV, L.P.
                       By:  Apollo Advisors, IV, L.P.,
                           its general partner
                           By:  Apollo Capital Management IV,
                               Inc., its general partner

                               By:
                                  ----------------------------------
                                  Name:  Andrew Africk
                                  Title:  Vice President

                             UNITED RENTALS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bradley S. Jacobs, John N. Milne, Michael
J. Nolan or any of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of United Rentals, Inc. (the "Company") to be held on August 9, 1999 at 4:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of Common Stock of the Company and all shares of Series A Perpetual Convertible Preferred Stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

                        (To be Signed on Reverse Side)

[X]  Please mark your votes as in this example.

1.  Ratification of sale of Series B
    Perpetual Convertible Preferred
    stock to Apollo                         [_] For   [_] Against   [_] Abstain

2.  Ratification of amendment to
    Certificate of Designation for
    Series A Perpetual Convertible
    Preferred Stock                         [_] For   [_] Against   [_] Abstain

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.


SIGNATURE(S)____________________________________________ DATE _______________

NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.